Exhibit 6.14

Contribution and Sale Agreement

This Contribution and Sale Agreement (this “Agreement”) is made as of July 12, 2017 by and between Lubbock Energy Partners LLC, a Texas limited liability company, with a mailing address of 1616 S. Voss Road, Suite 530, Houston, Texas 77057 (“LEP”), and Energy Hunter Resources, Inc., a Delaware corporation with a mailing address of P.O. Box 540308, Dallas, Texas 75354 (“EHR”).  LEP and EHR are sometimes referred to in this Agreement collectively as the “Parties” and individually as a “Party”.

WITNESSETH

WHEREAS, LEP is the owner of the Assets (as defined below) and all oil, gas and other hydrocarbons produced or processed in association therewith (“Hydrocarbons”); and

WHEREAS, LEP will contribute, convey, transfer, assign and sell the Assets to EHR in return for the issuance of common stock of EHR and cash, upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises of the Parties contained in this Agreement, the Parties agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1           Agreement to Sell and Purchase.  Subject to the terms and conditions of this Agreement, LEP agrees to contribute, convey, transfer, assign and sell the Assets to EHR, as of the Effective Time, subject to the terms and conditions of this Agreement, as set forth below.

1.2           The Assets.  Subject to Section 1.8 herein (pertaining to Excluded Assets), the term “Assets” shall mean all LEP’s right, title and interests in:

(a)           The oil and gas leases, and other interests more fully described in Exhibit A to the extent such leases cover the lands described in Exhibit A, together with all rights incident thereto and derived therefrom (the “Leases”), and together with (i) the interests in any units or pooled lands arising on account of the Leases having been unitized, pooled  or consolidated into such units or with such lands (LEP’s interests in such units, the “Unit Interests”), (ii) all rights of use and occupation of the surface of and the subsurface depths under the lands covered by the Leases or included in the Unit Interests, and (iii) all interests, tenements, hereditaments, and appurtenances belonging to or derived from the Leases, including all working interests, net revenue interests, royalty interests, overriding royalty interests, net profits interests and other interests of any kind or character;

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(b)           All operating agreements, pooling and unitization agreements, consolidation agreements, declarations of pooling or unitization, pooling orders, farmout and farmin agreements, participation agreements, assignments, oil sales contracts, gas sales, gas processing, gas gathering, and transportation agreements, surface leases, rights-of-way, easements, permits, licenses, and other instruments and agreements pertaining to the Leases and the Unit Interests (the “Existing Contracts”);

(c)           All wells on or attributable to the Leases or Unit Interests (LEP’s interests in such wells, collectively and including the wells listed in Exhibit B, the “Wells”, and the Leases, the Unit Interests and the Wells being collectively referred to hereinafter as the “Assets”);

(d)           All gathering systems and pipelines and any and all other surface fee and leaseholds, and other real property interests, including any roads, easements, rights-of-way, surface fee interests, surface leases, servitudes and franchises including all saltwater disposal leases described and all saltwater disposal wells located on such saltwater disposal leases used in or useful to operation of the Wells;

(e)           All production facilities, structures, tubular goods, well equipment, communication equipment associated with the Assets, trailers, production equipment, pipelines, inventory and all other personal property, fixtures and facilities to the extent appurtenant to, or used in connection with the Assets, and all lease and surface equipment, personal property, fixtures, joint accounts, easements, rights-of-way and appurtenances used or related to the Assets (collectively, the  “Facilities and Equipment”);

(f)            All files, records and data relating to the items described in subsections A through C above including title records (including abstracts of title, title opinions, title reports and title curative documents), G&G Data, contracts, correspondence, and all related matters in the possession of LEP (the “Records”).  For purposes of this Agreement, “G&G Data” means all geological or geophysical information constituting proprietary data, studies, core samples, maps, related technical data and any other geological or geophysical information covering the Assets which LEP is not prohibited by agreement from transferring to EHR;

(g)           The Hydrocarbons produced from or attributable to the Assets from and after the Effective Time and all Hydrocarbons produced therefrom prior to the Effective Time that are in storage prior to sale and that are upstream of the sales metering point as of the Closing Date, and all gas imbalances favoring the Assets; and

(h)           Without limiting the foregoing, all other rights, titles and interests of LEP of whatever kind or character, whether legal or equitable, vested or contingent, in and to the oil, gas and other minerals in and under or that may be produced from or attributable to the Assets, including oil and gas leases, production payments, and other interests in such Assets whether such interests are specifically described in this Agreement and its Exhibits, and even though LEP’s interest in such Assets or the oil, gas or other minerals derived thereunder may be incorrectly described in or omitted from this Agreement and its Exhibits.

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1.3           Effective Time.  Ownership of the Assets shall be transferred from LEP to EHR at the Closing, effective as of 7:00 a.m. (local time) on June 1, 2017 (the “Effective Time”).  LEP shall be entitled to any amount realized from and accruing to the Assets prior to the Effective Time, if any, and shall be responsible for the payment of all expenses attributable to the Assets prior to the Effective Time.  EHR shall be entitled to any amount realized from and accruing to the Assets on or after the Effective Time, and shall be responsible for the payment of all expenses attributable to the Assets on or after the Effective Time.

1.4           Revenues and Operating Expenses. Subject to the provisions hereof, LEP shall remain entitled to all of the rights of ownership (including the right to all production, proceeds of production and other proceeds) and shall remain responsible for all operating expenses (in each case) attributable to the Assets for the period of time prior to the Effective Time.  Subject to the provisions hereof, from and after Closing, EHR shall be entitled to all of the rights of ownership (including the right to all production, proceeds of production and other proceeds) and shall be responsible for all liabilities and expenses (in each case) attributable to the Assets for the period of time from and after the Effective Time.  All operating expenses attributable to the Assets (in each case) that are: (a) incurred with respect to operations conducted or Hydrocarbons produced prior to the Effective Time shall be paid by or allocated to LEP and (b) incurred with respect to operations conducted or Hydrocarbons produced from and after the Effective Time shall be paid by or allocated to EHR.  LEP shall, upon receipt of any amounts owed to EHR under this Section 1.4 that are not accounted for in the Adjusted Contribution Value (or agreed adjustments thereto), promptly deliver any such amounts to EHR.  EHR shall, upon its receipt of any amounts owed to LEP under this Section 1.4 that are not accounted for in the Adjusted Contribution Value (or agreed adjustments thereto), promptly deliver any such amounts to LEP.

1.5           Adjustments to Contribution Value.

(a)           The Contribution Value will be adjusted upward by the following amounts (without duplication):

(i)          an amount equal to the value of all Hydrocarbons attributable to the Assets in storage or existing in stock tanks, pipelines and/or plants (including inventory) as of the Effective Time, the value to be based upon the applicable Existing Contract price in effect as of the Effective Time (or if there is no Existing Contract price, then the posted price in the field in which such Hydrocarbons were produced or if no such posted price exists for such Hydrocarbons, the market price in the field in which such Hydrocarbons were produced, in each case, in effect as of the Effective Time);

(ii)         to the extent that LEP is underproduced as of the Effective Time as shown with respect to the net Well Imbalances set forth in Schedule 4.15, an amount equal to the product of (A) the underproduced volumes multiplied by (B) $1.00 per MMBtu  for gaseous Hydrocarbons (the “Gas Price”); and an amount equal to the product of (X) the underproduced volumes multiplied by (Y) the price per Bbl (as of the Effective Time) for liquid Hydrocarbons subject to purchase under the Existing Contracts applicable to the purchase of liquid Hydrocarbons produced from the Assets (the “Liquids Price”); plus

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(iii)        to the extent that LEP has overdelivered any Hydrocarbons as of the Effective Time as shown with respect to the net Marketing Imbalances set forth in Schedule 4.15, an amount equal to the product of (A) the overdelivered volumes multiplied by (B) Gas Price; and an amount equal to the product of (X) the overdelivered volumes multiplied by (Y) the Liquids Price; plus

(iv)        if a positive number, the aggregate amount of all Title Benefit Amounts attributable to Title Benefit Properties pursuant to Section 1.6 less $1,075,000.

(b)           The Contribution Value will be adjusted downward by the following amounts (without duplication):

(i)          an amount equal to all proceeds received by LEP attributable to the sale of Hydrocarbons produced from or allocable to the Assets between the Effective Time and the Closing Date, net of expenses incurred by LEP in earning or receiving such proceeds and any severance, sales, excise or similar Taxes or fees paid by LEP and not reimbursed to LEP by a Third Party purchaser;

(ii)         to the extent that LEP is overproduced as of the Effective Time as shown with respect to the net Well Imbalances set forth in Schedule 4.15, an amount equal to the product of (A) the overproduced volumes multiplied by (B) the Gas Price; and an amount equal to the product of (X) the overproduced volumes multiplied by (Y) Liquids Price;

(iii)        to the extent that LEP has underdelivered any Hydrocarbons as of the Effective Time as shown with respect to the net Marketing Imbalances set forth in Schedule 4.15, an amount equal to the product of (A) the underdelivered volumes multiplied by (B) the Gas Price; and an amount equal to the product of (X) the underdelivered volumes multiplied by (Y) the Gas Price;

(iv)        all Suspense Funds that are held in suspense by LEP as of the Closing Date, if any, and disclosed on Schedule 4.12; and

(v)         if a positive number, the sum of (1) the aggregate amount of all Environmental Defect Amounts attributable to uncured Environmental Defects pursuant to Section 3.5  plus (2) the aggregate amount of all Title Defect Amounts attributable to uncured Title Defects pursuant to Section 1.6 less (3) $1,075,000.

1.6           Title Defects and Title Benefits.  Except for the Special Warranty of title set forth in Section 3.2, LEP makes no warranty or representation, express, implied, statutory or otherwise, with respect to LEP’s title to any of the Assets, and EHR hereby acknowledges and agrees that EHR’s sole remedy for any defect of title, including any Title Defect, with respect to any of the Assets (a) before Closing, shall be as set forth in this Section 1.6 and (b) after Closing, shall be pursuant to the Special Warranty of title set forth in Section 3.2.

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(a)           Title Defect Notices.  On or before the date that is thirty (30) days following the execution date (the “Defect Claim Date”), EHR must deliver claim notices to LEP meeting the requirements of this Section 1.6(a) (collectively, the “Title Defect Notices”) setting forth any matters that, in EHR’s reasonable opinion, constitute Title Defects and that EHR intends to assert as a Title Defect pursuant to this Section 1.6.  For all purposes of this Agreement and notwithstanding anything herein to the contrary (except for the limited Special Warranty of title contained herein and in the Assignment), EHR shall be deemed to have waived, and LEP shall have no liability for, any Title Defect or other title matter that EHR fails to assert as a Title Defect by a Title Defect Notice received by LEP on or before the Defect Claim Date.  To be effective, each Title Defect Notice shall be in writing and shall include:  (i) a description of the alleged Title Defect, (ii) identification of the Well or Lease affected by the Title Defect (such Well or Lease, each, as applicable, a “Title Defect Property”), (iii) the Allocated Value (as hereafter defined) of each Title Defect Property, (iv) supporting documents available to EHR reasonably necessary for LEP to verify the existence of the alleged Title Defect, and (v) the amount by which EHR reasonably believes the Allocated Value of each Title Defect Property is reduced by the alleged Title Defect and the computations (with reasonable supporting detail) upon which EHR’s belief is based.

(b)           Title Benefit Notices.  LEP shall have the right, but not the obligation, to deliver to EHR on or before the Defect Claim Date a notice meeting the requirements of this Section 1.6(b) (collectively, the “Title Benefit Notices”) setting forth any additional matters that, in LEP’s reasonable opinion, constitute Title Benefits and that LEP intends to assert as a Title Benefit pursuant to this Section 1.6.  To be effective, each Title Benefit Notice shall be in writing and shall include:  (i) a description of the alleged Title Benefit, (ii) the Subject Property affected by the Title Benefit (each, as applicable, a “Title Benefit Property”), (iii) the Allocated Value of the Title Benefit Property, (iv) supporting documents available to LEP reasonably necessary for EHR to verify the existence of the alleged Title Benefit, and (v) the amount by which LEP reasonably believes the Allocated Value of each Title Benefit Property should be increased by the alleged Title Benefit and the computations (with reasonable supporting detail) upon which LEP’s belief is based.

(c)           LEP’s Right to Cure.  Notwithstanding anything to the contrary herein, LEP shall have the right, but not the obligation, to attempt, at its sole cost, to cure, at any time after the date of this Agreement and before the expiration of 180 days following the Closing Date (the “Cure Period”), any Title Defects of which it has timely received a Title Defect Notice from EHR.  In the event that (i) an adjustment for a Title Defect Amount is made to the Contribution Value pursuant to Section 1.5(b)(vi) and LEP thereafter cures, during the Cure Period, the Title Defect for which such adjustment was made, then the Contribution Value shall be adjusted upward by the amount by which the Contribution Value was reduced on account of such Title Defect or (ii) a Title Defect Property is retained by LEP pursuant to Section 1.6(d)(ii) and LEP thereafter cures, during the Cure Period, the Title Defect for which such exclusion was made, then within ten (10) Business Days after the expiration of the Cure Period, subject to any other provisions of this Agreement that would require the exclusion of such Asset, such Title Defect Property (or portion thereof) that was previously excluded shall again be subject to the terms of this Agreement and the Contribution Value shall be adjusted upward by the amount by which the Contribution Value was reduced on account of the previous exclusion, and, contemporaneously with EHR’s payment to LEP of the portion of the Contribution Value adjusted upward for such cured Title Defect Property (or portion thereof), LEP shall convey to EHR such previously excluded Title Defect Property (or portion thereof) pursuant to an assignment instrument in form and substance of Exhibit C and EHR shall pay the increased Contribution Value to LEP in the form of cash or, at LEP’s option and written direction to EHR, in the form of common stock of EHR, or partly in cash and common stock of EHR (as directed by LEP), with the number of shares issued to LEP being calculated based on the price per share offered and sold in the Offering.

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(d)           Remedies for Title Defects.  Subject to (x) LEP’s continuing right to dispute the existence of a Title Defect and/or the Title Defect Amount asserted with respect thereto, and (y) LEP’s ongoing right to cure any Title Defect under Section 1.6(c), whether before, at or after Closing, if any Title Defect timely asserted by EHR in accordance with Section 1.6(a) is not waived in writing by EHR or cured by Closing, then in connection with the Closing (unless, as of the Closing, the Parties are in disagreement with respect to the existence of such Title Defect or any associated Title Defect Amount, in each of which case the applicable dispute regarding a Title Defect (“Title Dispute”) shall, unless otherwise agreed by the Parties, be addressed pursuant to Section 1.6(d)(i)), LEP shall at its sole option and discretion, elect one or more of the following remedies for such Title Defect:

(i)          convey the entirety of the Title Defect Property that is subject to such Title Defect to EHR, together with all associated Assets, at Closing, and make an accompanying reduction to the Contribution Value, subject to the limitations set forth in Section 1.5(b), in an amount determined pursuant to Section 1.6(f) as being the value of such Title Defect to the extent affecting the applicable Title Defect Property (the “Title Defect Amount”), subject to LEP’s right to cure in Section 1.6(c) above; or

(ii)         retain the entirety of the Title Defect Property that is subject to such Title Defect, together with all associated Assets (in which case, such Assets shall become excluded hereunder), and reduce the Contribution Value by an amount equal to the Allocated Value of such Title Defect Property.

(e)           Remedies for Title Benefits.  If any Title Benefits are timely asserted for a Subject Property by LEP in accordance with Section 1.6(b), then in connection with the Closing (unless, as of the Closing, with respect to each Title Benefit Property, the Parties are in disagreement with respect to the existence of such Title Benefit or any associated Title Benefit Amount, in each of which case the applicable Title Dispute shall, unless otherwise agreed by the Parties, be addressed pursuant to Section 1.6(d)(ii)), the Contribution Value, subject to the limitations set forth in Sections 1.5(a), shall be adjusted upwards by an amount equal to the applicable Title Benefit Amount, net of any Title Defect Amounts.

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(f)            Title Defect Amount.  The Title Defect Amount resulting from a Title Defect shall be the amount by which the Net Acres of the affected Title Defect Property is reduced as a result of the existence of such Title Defect multiplied by the Per Acre Allocated Value, and shall be determined in accordance with the following terms and conditions:

(i)          if LEP and EHR agree on the Title Defect Amount, then that amount shall be the Title Defect Amount;

(ii)         if the Title Defect is an obligation, encumbrance or burden (other than a Permitted Encumbrance) that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Title Defect Property;

(iii)        the Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder; and

(iv)        notwithstanding anything to the contrary in this Section 1.6, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any Title Defect Property (whether related to an adjustment to the Contribution Value or any other remedy provided by LEP hereunder or any claim for any breach of the limited Special Warranty of title contained in this Agreement and the Assignment) shall not exceed the lesser of: (A) the reasonable cost and expense of curing all such Title Defects (if such Title Defects are reasonably capable of being cured) and (B) the decrease in Net Acres caused by reason of such Title Defect multiplied by the Per Acre Allocated Value.

(g)           Title Benefit Amount.  The “Title Benefit Amount” resulting from a Title Benefit shall be determined in accordance with the following methodology, terms and conditions:

(i)          if EHR and LEP agree on the Title Benefit Amount, then that amount shall be the Title Benefit Amount;

(ii)         in all other instances, the Title Benefit would be represented by an increase in the number of Net Acres for such Title Benefit Property such that the actual Net Acres for such Title Benefit Property is more than the Net Acres set forth in Exhibit A for such Title Benefit Property. In such event, the Title Benefit Amount shall be the product of the Per Acre Allocated Value multiplied by the increased number of Net Acres for such Title Benefit Property in Exhibit A.

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1.7           Allocated Values.  The “Allocated Value” for Lease shall equal the net mineral acres (“Net Acres”) represented by such Lease (as reflected on Exhibit A) multiplied by $2,250.00 (the “Per Acre Allocated Value”) and the Allocated Value of each Lease arrived at using the Per Acre Allocated Value is set forth for on Schedule 1.7.

1.8           Excluded Assets.  Notwithstanding anything herein to the contrary, LEP does not agree to sell or contribute to EHR, and shall reserve and retain unto LEP, all of the following properties, rights, and interests (the “Excluded Assets”):

(a)         all trade credits, accounts receivable, notes receivable, and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time;

(b)         all corporate, financial, tax and legal records of LEP that relate to LEP’s business generally or that relate to the other Excluded Assets, together with a duplicate copy (electronic or otherwise) of all of the Records;

(c)         all refunds of fees, Taxes or other costs or expenses attributable to any periods of time prior to the Effective Time;

(d)         all area-wide permits and licenses or other permits, licenses or authorizations used in the conduct of LEP’s business generally;

(e)         all bonds, letters of credit and guarantees, if any, posted by LEP or its Affiliates with Governmental Authorities and relating to the Assets;

(f)          subject to the provisions of Section 8.1 herein, all rights, titles, claims and interests of LEP or its Affiliates to or under any insurance policy or agreement, any insurance proceeds or to or under any bond or bond proceeds;

(g)         all patents, patent applications, logos, service marks, copyrights, trade names or trademarks of or associated with LEP, its Affiliates or their businesses;

(h)         all privileged attorney-client communications, files or records;

(i)          all amounts paid by third parties to LEP or its Affiliates as overhead under any joint operating agreements burdening the Assets;

(j)          all assets in possession of LEP but owned by third parties;

(k)         all third party indemnities where LEP is an indemnified party and the proceeds afforded thereby to the extent relating to the Excluded Assets; and

(l)          all Existing Contracts with any Affiliate of LEP that pertain to operating the Assets as a contract operator.

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ARTICLE II
CONTRIBUTION VALUE

2.1           Determination of Adjusted Contribution Value.  The agreed contribution value of the Assets is $22,679,835.00 (the “Contribution Value”).  The Contribution Value shall be adjusted upward or downward as may be agreed to in writing by EHR and LEP to take into account expenditures made and revenues received by one Party that are allocable to the other Party as provided in Section 1.4 and Section 1.5 of this Agreement, with the resulting amount being referred to herein as the “Adjusted Contribution Value”.

2.2           Delivery of Consideration for Contribution of Assets.  In return for the contribution of the Assets by LEP to EHR, EHR shall at the Closing:

(a)           Pay to LEP the cash sum of $10,589,917.50 (the “Cash Consideration”), in immediately available wire-transfer funds;

(b)           Issue to LEP shares of common stock of EHR (the “Stock Consideration”) equal to $12,089,917.50 adjusted up or down to reflect any decreases or increases to the Contribution Value made to arrive at the Adjusted Contribution Value as provided in Section 1.4 and Section 1.5 of this Agreement, if applicable.  The number of shares issued to LEP shall be calculated based on the price per share issued in the Offering (as defined below).

2.3           Assumption of Obligations. At Closing, EHR shall assume and agree to pay or perform all of the Assumed Obligations (defined below).  The term “Assumed Obligations” means all the obligations, liabilities and duties arising from, related to, or attributable to, the ownership, operation or use of the Assets on and after the Effective Time.

ARTICLE III
TITLE AND ENVIRONMENTAL MATTERS

3.1           Title Defect.  An Asset shall be deemed to have a title defect (“Title Defect”) if LEP is found to have less than the following:

(a)           The actual Net Acres owned by LEP for each Lease that is listed in Exhibit A is the Net Acres reflected on Exhibit A.

(b)           The Assets are free from all liens, mortgages, security interests, and other encumbrances, other than Permitted Encumbrances.  “Permitted Encumbrances” means any or all of the following:

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(i)          the terms and conditions of the Leases and Existing Contracts and all royalties and any overriding royalties, net profits interests, free gas arrangements, production payments, reversionary interests and other similar burdens on production to the extent that the net cumulative effect of such burdens does not decrease the Net Acres for any Lease to an amount less than the Net Acres shown on Exhibit A;

(ii)         all unit agreements, pooling agreements, operating agreements, farmout agreements, Hydrocarbon production sales contracts, division orders and other contracts, agreements and instruments applicable to the Assets, to the extent that the net cumulative effect of such instruments does not decrease the Net Acres for any Lease to an amount less than the Net Acres shown on Exhibit A;

(iii)        preferential rights to purchase, third-party consents to assignment and similar transfer restrictions, provided that such preferential rights have expired or been waived prior to Closing;

(iv)        liens for taxes or assessments not yet delinquent or if delinquent, being contested in good faith by appropriate actions;

(v)         materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s and other similar liens or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by applicable laws, rules or regulations (“Laws”) and set forth in Schedule 3.1(d) hereto, or if delinquent, being contested in good faith by appropriate actions by or on behalf of LEP;

(vi)        all rights to consent by, required notices to, filings with, or other actions by means any federal, state, local or foreign government, any political subdivision thereof, or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency, or any self-regulating body, including a stock exchange, and any related arbitrator (“Governmental Authority”) in connection with the sale or assignment of the Assets or interests therein if they are not required or customarily obtained in the region where the Assets are located prior to the sale or conveyance;

(vii)       excepting circumstances where such rights have already been triggered, conventional rights of reassignment arising upon final intention to abandon or release any Asset;

(viii)      easements, rights-of-way, covenants, servitudes, Permits (as defined below), surface leases and other rights in respect of surface operations that do not prevent or adversely affect operations as currently conducted on the Assets (“Permits” means notifications, licenses, permits (including environmental, construction and operation permits), qualifications, franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations issued by any Governmental Authority, and applications therefor);

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(ix)         calls on production under Existing Contracts that can be terminated upon not more than 60 days’ notice;

(x)          all rights reserved to or vested in any Governmental Authority to control or regulate any of the Assets in any manner or to assess tax with respect to the Assets, the ownership, use or operation thereof, or revenue, income or capital gains with respect thereto, and all obligations and duties under all applicable Laws of any such Governmental Authority or under any franchise, grant, license or Permit issued by any Governmental Authority;

(xi)         any lien, charge or other encumbrance on or affecting the Assets that is waived in writing by EHR at or prior to Closing or that is discharged by LEP at or prior to Closing; and

(xii)        any other liens, charges, encumbrances, defects or irregularities that (A) do not, individually or in the aggregate, materially interfere with the use or ownership of the Assets subject thereto or affected thereby (as currently used or owned) and (B) do not decrease the Net Acres for any Lease to an amount less than the Net Acres shown on Exhibit A.

(e)           Notwithstanding anything to the contrary, none of the following shall constitute a Title Defect:

(i)          the loss of or reduction of interest in any Lease following the date hereof due to any election or decision made by LEP in accordance with applicable joint operating agreements as permitted under this Agreement, so long as such election or decision is consented to in writing by EHR;

(ii)         defects arising out of lack of corporate or other entity authorization unless EHR provides affirmative evidence that the action was not authorized and results in another party’s actual and superior claim of title to the relevant Asset;

(iii)        defects in the chain of title consisting of the failure to recite marital status in a document (provided that such document contains the signature of all Persons whose signature is required thereby) or, omissions of successions of heirship, estate or probate proceedings, in each case, unless EHR provides affirmative evidence that such failure or omission results in another party’s actual and superior claim of title to the relevant Asset;

(iv)        defects arising out of lack of survey, unless a survey is expressly required by applicable Laws;

(v)         defects based on failure to record Leases issued by any Governmental Authority, or any assignments of record title or operating rights in such Leases, in the real property, conveyance or other records of the county in which such Property is located;

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(vi)        defects that have been cured by applicable Laws of limitations or prescription; provided that such cure is free of reasonable doubt;

(vii)       defects arising from a mortgage encumbering the oil, gas or mineral estate of any lessor under a Lease, unless a complaint of foreclosure has been filed or any similar action taken by the mortgagee thereunder and in such case such mortgage has not been subordinated to the Lease applicable to such Asset; and

(viii)      the matters set forth on Schedule 3.1(e).

3.2           Special Warranty of Title.  If the Closing occurs, then effective as of the Closing Date, LEP hereby warrants title to the Assets against all Title Defects that exist by reason of lawful claims of third parties arising by, through or under LEP, but not otherwise, subject, however, to the Permitted Encumbrances and all terms of this Agreement (the “Special Warranty”). The Special Warranty shall also be included in the Assignment and all other documents of conveyance to the Assets.

3.3           No Known Environmental Defects.  To the actual knowledge with no duty of investigation or inquiry of LEP (“Knowledge”), the Assets are not subject to any uncured Environmental Defects. An “Environmental Defect” means a condition that exists with respect to the air, land, soil, surface, subsurface strata, surface water, ground water or sediments which causes an Asset to be subject to fine, liability, clean-up or remediation under any of the Environmental Laws. The term, “Environmental Laws” means any and all applicable Laws pertaining to the safety, health or conservation or protection of the Assets, the environment, wildlife, or natural resources in effect in any and all jurisdictions in which the Assets are located, including, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, as amended (“SARA”), the Resource Conservation and Recovery Act, as amended (“RCRA”), the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act, as amended (“OSHA”), and any applicable state, tribal, or local counterparts, but shall not include any applicable Law associated with plugging and abandonment of any of the Wells.  The terms “hazardous substance”, “release”, and “threatened release” have the meanings specified in CERCLA; provided, however, that to the extent the Laws of the state in which the Assets are located are applicable and have established a meaning for “hazardous substance”, “release”, “threatened release”, “solid waste”, “hazardous waste”, and “disposal” that is broader than that specified in CERCLA or RCRA, such broader meaning shall apply with respect to the matters covered by such Laws. The term “Remediation” means, with respect to any Environmental Condition, the implementation and completion of any remedial, removal, response, construction, closure, disposal or other corrective actions required under Environmental Laws to correct or remove such Environmental Condition, including monitoring, reporting, permitting, or the investigation of any necessary pollution control equipment.  The term “Remediation Amount” means, with respect to any Environmental Condition asserted in relation to an Environmental Defect Notice, the cost of the lowest cost Remediation of such Environmental Condition that is reasonably effective and available and in compliance with Environmental Laws. The term “Environmental Condition” means a condition that causes a Well or a Lease to be in violation of, or not to be in compliance with, an Environmental Law with respect to which remediation may be required, or any condition that requires reporting, correction or response under any Environmental Law.

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3.4           Phase I.  EHR shall have the option, but not the obligation, to cause an environmental consulting or engineering firm (the “Environmental Consultant”), to conduct, an inspection of the environmental condition and compliance status of the Assets (the “Environmental Review”), which shall include conducting a Phase I Environmental Site Assessment in accordance with the American Society for Testing and Materials (A.S.T.M.) Standard Practice Environmental Site Assessments: Phase I Environmental Site Assessment Process (Publication Designation: E1527-13) (“Phase I”).  LEP shall cooperate in allowing access to the Assets for EHR and the Environmental Consultant to conduct the Environmental Review of the Assets, provided, however, that EHR shall bear the sole cost and expense of such study, and EHR shall assume all risks, known or unknown, in accessing the Assets, and EHR shall cause the Environmental Consultant to provide a copy of the Phase I report to LEP.  Nothing herein grants to EHR the right or ability to do soil testing or sampling (or to conduct a phase II study), which may only be done with the written consent of LEP, which may be withheld in its sole and absolute discretion.  In addition, EHR’s shall indemnify and hold LEP harmless from any all claims of injury, damages and/or losses to persons or property resulting from EHR’s Environmental Review including (without limitation) WHETHER OR NOT THE LOSSES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE SOLE, JOINT, ACTIVE, PASSIVE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY LEP OR ANY OF LEP’S AFFILIATES, AND WHETHER ANY LIABILITY OR CLAIM IS IN TORT, UNDER CONTRACT OR OTHERWISE AT LAW.  EHR AND LEP ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

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3.5           Environmental Defects.

(a)           Assertions of Environmental Defects.  On or before the Defect Claim Date (or ten (10) Business Days following the date upon which all Phase I studies are delivered to EHR, whichever is later), EHR must deliver claim notices to LEP meeting the requirements of this Section 3.5(a) (collectively, the “Environmental Defect Notices”) setting forth any matters that, in EHR’s reasonable opinion, constitute Environmental Defects and that EHR intends to assert as Environmental Defects pursuant to this Section 3.5.   To be effective, each Environmental Defect Notice shall be in writing, and shall include (i) a description of the alleged Environmental Defect (including the applicable Environmental Law(s) violated or implicated thereby), (ii) identification of the Well or Lease affected by the alleged Environmental Defect (each such Property, as applicable, an “Environmental Defect Property”), (iii) the Allocated Value of each Environmental Defect Property, (iv) supporting documents available to EHR reasonably necessary for LEP to verify the existence of the alleged Environmental Defect, and (v) a calculation (with reasonable supporting detail) of the Remediation Amount that EHR asserts as the reasonably anticipated cost to fully remediate (“Remediate”) the the alleged Environmental Defect in accordance with standards provided under applicable Environmental Laws.  Notwithstanding anything to the contrary herein, LEP shall have the right, but not the obligation, to attempt, at its sole cost, to Remediate, at any time prior to the end of the Cure Period, any Environmental Defect of which it has timely received an Environmental Defect Notice from EHR.  In the event that (i) an adjustment for a Remediation Amount is made to the Contribution Value pursuant to Section 1.5(b) and LEP thereafter Remediates, during the Cure Period, the Environmental Defect for which such adjustment was made, then the Contribution Value shall be adjusted upward by the amount by which the Contribution Value was reduced on account of such Environmental Defect, or (ii) an Environmental Defect Property is retained by LEP pursuant to Section 3.5(b)(ii) and LEP thereafter Remediates, during the Cure Period, the Environmental Defect for which such exclusion was made, then within ten (10) Business Days after the expiration of the Cure Period, subject to any other provisions of this Agreement that would require the exclusion of such Asset, such Environmental Defect Property (or portion thereof) that was previously excluded shall again be subject to the terms of this Agreement and the Contribution Value shall be adjusted upward by the amount by which the Contribution Value was reduced on account of the previous exclusion, and, contemporaneously with EHR’s payment to LEP of the portion of the Contribution Value adjusted upward for such Remediated Environmental Defect Property (or portion thereof), LEP shall convey to EHR such previously excluded Environmental Defect Property (or portion thereof) pursuant to an assignment instrument in form and substance of Exhibit C and EHR shall pay the increased Contribution Value to LEP in the form of cash or, at LEP’s option and written direction to EHR, in the form of common stock of EHR, or partly in cash and common stock of EHR (as directed by LEP), with the number of shares issued to LEP being calculated based on the price per share offered and sold in the Offering.

(b)           Remedies for Environmental Defects.  If any Environmental Defect timely asserted by EHR in accordance with Section 3.5(a) is not waived in writing by EHR or Remediated, then in connection with the Closing, LEP shall, at its sole option and discretion, elect one or more of the following remedies for such Environmental Defect:

(i)          LEP will convey the entirety of the Environmental Defect Property that is subject to such Environmental Defect, together with all associated Assets, at Closing, to EHR and make an accompanying reduction to the Contribution Value by the Remediation Amount for such Environmental Defect agreed to by the Parties, subject to the limitations set forth in Section 1.5(b)(v); or

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(ii)         LEP will retain the entirety of the Environmental Defect Property that is subject to such Environmental Defect, together with all associated Assets (in which case, such Assets shall be excluded hereunder), and reduce the Contribution Value by an amount equal to the Allocated Value of such Environmental Defect Property and such associated Assets.

If the option set forth in clause (i) above is selected, subject always to LEP’s right to Remediate any Environmental Defect under Section 3.5(a), (x) EHR shall be deemed to have assumed responsibility for all costs and expenses attributable to the Remediation of the applicable Environmental Defect and all Liabilities with respect thereto, and (y) EHR’s obligations with respect to the foregoing shall be deemed to constitute Assumed Obligations.  If LEP elects to attempt to Remediate any Environmental Defect pursuant to Section 3.5(a), LEP shall use diligent efforts to implement such Remediation in a manner which is consistent with the requirements of Environmental Laws in a prompt fashion for the type of Remediation that LEP elects to undertake and EHR, effective as of the Closing, to the extent necessary, hereby grants to LEP and its representatives access to (x) the Assets to conduct such Remediation and (y) any utilities located on the Assets in order to undertake such Remediation.  LEP will be deemed to have adequately completed the Remediation required in the immediately preceding sentence (A) upon receipt of a certificate or approval from the applicable Governmental Authority that the Remediation has been implemented to the extent necessary to comply with existing Laws or (B) upon receipt of a certificate from a licensed professional engineer, addressed to EHR and stating that EHR may rely on such certificate, that the Remediation has been implemented to the extent necessary to comply with applicable Laws.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF LEP

As of the date of this Agreement and as of Closing, LEP makes to EHR the following representations and warranties:

4.1           Organization; Existence and Power.  LEP is duly formed, validly existing and (to the extent applicable) in good standing under the laws of the State of Texas. LEP is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as now conducted makes such qualification necessary, except where the failure to be so qualified or in good standing would not materially hinder or impede the consummation by LEP of the transactions contemplated by this Agreement. LEP has the power and is authorized to enter into and perform this Agreement and the transactions contemplated by this Agreement.  The execution, delivery and performance of this Agreement by LEP, and the transactions contemplated by this Agreement, will not violate (a) any provision of the organizational documents of LEP, (b) any material agreement or instrument to which LEP is a party or by which LEP or any of the Assets are bound, (c) any judgment, order, ruling, or decree applicable to LEP as a party in interest, or (d) any Law applicable to LEP relating to the Assets.  This Agreement constitutes a legal, valid and binding obligation of LEP, enforceable in accordance with its terms.

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4.2           Brokers.  LEP has incurred no obligation or liability for brokers’ or finders’ fees relating to the matters provided for in this Agreement which will be the responsibility of EHR, and any such obligation or liability that might exist shall be the sole obligation of LEP.

4.3           Claims and Litigation.  There are no legal or administrative proceedings, claims or investigations pending or, to the Knowledge of LEP, threatened before any court, administrative, or Governmental Authority or arbitrator either (a) with respect to the Assets or (b) against LEP which, if determined adversely to LEP, would have a material adverse effect on the Assets.

4.4           Lease Administration.  LEP has not received notice from any lessor under the Leases (a) seeking to cancel or terminate any such Leases or (b) alleging any unresolved material default under the Leases.

4.5           Compliance.  To the LEP’s Knowledge, LEP has complied with the provisions and requirements of all laws, rules, regulations and orders applicable to the Assets.

4.6           Existing Contracts.  Schedule 4.6 contains a list of all Existing Contracts.  With respect to the Existing Contracts: (a) all Existing Contracts are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and similar laws affecting creditor’s rights generally, and by general equitable principles; (b) LEP is not in breach or default of any of its obligations under any Existing Contract; and (c) neither LEP nor, to LEP’s Knowledge, any other party to any Existing Contract has given or threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Existing Contract or any provision thereof.

4.7           Marketing.  No Hydrocarbons produced from the Assets are subject to a sales agreement (except contracts terminable without penalty by LEP on not more than 180 days’ notice), no entity has any call upon, option to purchase or similar right under any agreement with respect to the Assets or to the production therefrom.  LEP has not been nor will LEP be obligated by virtue of any prepayment made under any production sales contract or any other contract containing a “take-or-pay” clause, or under any gas balancing, deferred production or similar arrangement to deliver oil, gas or other minerals produced from or allocated to any of the Assets at some future time without receiving full payment therefor at the time of delivery.

4.8           Permits.  LEP possesses all permits, licenses, certificates, consents, approvals, and other authorizations required by any Governmental Authority, which are necessary for LEP’s ownership and operation of the Assets.

4.9           AFEs.  There are no outstanding Authorities For Expenditures (“AFE”) to drill or rework any well or for capital expenditures with respect to the Assets that have been proposed by any person having authority to do so other than wells already drilled and completed that exceed $25,000 on an 8/8ths basis.

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4.10         Equipment.  In connection with any well operated by LEP, all currently producing well or wells and all equipment and facilities on or used in connection therewith are in an operable state of repair adequate to maintain normal operations in accordance with past practices.

4.11         Royalty Payments.  During LEP’s period of ownership, (a) where LEP or an affiliate of LEP is the party responsible for payment of Royalties, LEP or such affiliate has paid all Royalties with respect to the Leases (other than any Royalties held in escrow or suspense accounts or escheated) due from LEP in compliance with applicable law and the terms of the applicable Leases and (b) where a third-party operator is or was responsible, such third-party operator has paid all Royalties with respect to the Leases (other than any Royalties held in escrow or suspense accounts) in compliance with applicable laws and the terms of the applicable Leases. “Royalties” shall mean any and all royalties, non-participating royalty interests, shut-in royalties, overriding royalties production payments, carried interests, net profits interests, reversionary interests, back-in interests and all other burdens upon, measured by or payable out of on production with respect to the Leases.

4.12         Suspense; Payout Status and Non-Consent Operations. Except as set forth in Schedule 4.12, as of the date set forth on such schedule, neither LEP nor any of its affiliates holds (in escrow or otherwise) any third party funds in suspense with respect to production of Hydrocarbons from any of the Assets.  All funds described in Schedule 4.12 are being held in suspense in material compliance with applicable Law and Existing Contracts. In addition, Schedule 4.12 contains a list of the status of any “payout” balance, as of the date set forth on such schedule, for the Wells subject to a reversion or other adjustment at some level of cost recovery or payout (or passage of time or other event other than termination of a Lease by its terms).

4.13         Taxes.  Except as described on Schedule 4.13:

(a)           all Taxes (whether or not shown on any tax return) relating to or applicable to LEP’s acquisition, ownership or operation of the Assets that have become due and payable have been duly paid in full, and LEP is not delinquent in the payment of any such Taxes;

(b)           all tax returns relating to or in connection with LEP’s acquisition, ownership, or operation of the Assets required to be filed have been timely filed and all such tax returns are correct and complete in all material respects;

(c)           there is not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes of LEP relating to LEP’s acquisition, ownership or operation of the Assets;

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(d)           there are no administrative or judicial proceedings pending against LEP or the Assets relating to or in connection with the Assets by any Governmental Authority with respect to Taxes;

(e)           all tax withholding and deposit requirements imposed by applicable Law with respect to any of the Assets or the business of LEP have been satisfied in full in all material respects; and

(f)            none of the Assets is subject to any tax partnership agreement or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code or any similar state statute.

(g)           “Taxes” means any taxes, assessments and other governmental charges imposed by any Governmental Authority, including net income, gross income, profits, gross receipts, license, employment, stamp, occupation, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, environmental (including taxes under Code Section 59A), customs, duties, capital stock, franchise, excise, withholding, social security (or similar), unemployment, disability, payroll, fuel, excess profits, windfall profit, severance, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not, and any reasonable expenses incurred in connection with the determination, settlement or litigation of the tax liability.

4.14         Consents and Preferential Purchase Rights.  There are no preferential rights to purchase, rights of first refusal, rights of first offer, tag-along rights or required third person consents which may be applicable to the sale of the Assets by LEP as contemplated by this Agreement.

4.15         Imbalances. Except as set forth on Schedule 4.15, as of the date set forth on Schedule 4.15, LEP does not have production, transportation, plant, or other Imbalances with respect to production from the Assets. The term “Imbalances” means, collectively, (a) any imbalance at the wellhead between the amount of Hydrocarbons produced from a Well and allocable to the interests of LEP therein and the shares of production from the relevant Well to which LEP is entitled, together with any appurtenant rights and obligations concerning future in kind and/or cash balancing at the wellhead (“Well Imbalances”) and (b) any marketing imbalance between the quantity of Hydrocarbons attributable to the Wells required to be delivered by LEP under any of the Existing Contracts relating to the purchase and sale, gathering, transportation, storage, processing (including any production handling and processing at a separation facility) or marketing of Hydrocarbons and the quantity of Hydrocarbons attributable to the Wells actually delivered by LEP pursuant to the relevant Existing Contract, together with any appurtenant rights and obligations concerning production balancing at the delivery point into the relevant sale, gathering, transportation, storage or processing facility (“Marketing Imbalances”).

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4.16         Plugging Obligations.  Except as set forth on Schedule 4.16, there are no Wells located on the Leases that: (i) LEP is currently obligated by law or contract to plug and abandon; or (ii) to the Knowledge of LEP have been plugged and abandoned in a manner not in substantial compliance with all applicable requirements of regulatory authority having jurisdiction thereof.

4.17         Non-Consent Operations. Except as set forth on Schedule 4.17, LEP has not elected not to participate in any operation or activity proposed with respect to the Assets which could result in any of LEP’s interest in such Assets becoming subject to a penalty or forfeiture as a result of such election not to participate in such operation or activity.

4.18         Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending, being contemplated by, or, to LEP’s Knowledge, threatened against LEP (whether by LEP or a third person). Immediately prior to, and immediately subsequent to, the Closing, (a) LEP will not have incurred, nor does it intend to or believe that it will incur, debts (including contingent obligations) beyond its ability to pay such debts as such debts mature or come due (taking into account the timing and amounts of cash to be received from any source, and amounts to be payable on or in respect of debts), (b) the amount of cash available to LEP after taking into account all other anticipated uses of funds is anticipated to be sufficient to pay all such amounts on or in respect of debts, when such amounts are required to be paid, and (c) LEP will have sufficient capital with which to conduct its business.

4.19         Hedges; Bonds and Credit Support. There are no futures, options, swaps, or other derivatives with respect to the sale of Hydrocarbons from the Assets that will be binding on the Assets after Closing. Schedule 4.19 lists all bonds, letters of credit and other similar credit support instruments maintained by LEP and its affiliates with any Governmental Authority or other third person with respect to the Assets.

4.20         Investment Intent. LEP is receiving the Stock Consideration for its own account and not with a view to their sale or distribution in violation of the Securities Act of 1933, as amended, the rules and regulations thereunder, any applicable state blue sky Laws, or any other applicable securities Laws.  LEP has such knowledge and experience in financial and business matters, including business experience in private investments, so as to be capable of evaluating and understanding, and has evaluated and understood, the merits and risks of an investment in EHR and receipt of the Stock Consideration, and LEP has been given the opportunity (i) to obtain information and to examine all documents relating to EHR and EHR’s business, (ii) to ask questions of, and to receive answers from, EHR concerning EHR’s business, and (iii) to obtain any additional information, to the extent EHR possesses such information or could acquire such information without unreasonable effort or expense, necessary to verify the accuracy of any information previously furnished.  LEP is relying solely on LEP’s own decision or the advice of LEP’s own advisers with respect to an investment in EHR and the Stock Consideration, and has neither received nor relied on any communication from EHR, EHR’s directors or officers or EHR’s agents regarding any legal, investment or tax advice relating to contribution of the Assets and the receipt of the Stock Consideration.

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4.21         Disclaimer of Warranties. Other than the representations and warranties expressly set out in this Agreement and the Special Warranty of title set forth in the Assignment to be delivered at Closing, LEP expressly disclaims any and all representations or warranties with respect to the Assets, and EHR agrees that the Assets are being sold by LEP and accepted by EHR “as is” and “where is”, with all faults. Specifically as a part of (but not in limitation of) the foregoing, except as expressly set forth in this Agreement, EHR acknowledges that, with the exception of the representations and warranties expressly set out in this Agreement and the Special Warranty of title set forth in the Assignment to be delivered at Closing, LEP has not made, and LEP expressly disclaims, any representation or warranty (express, implied, under common law, by statute or otherwise) as to the title or condition of the Assets (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS). OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET OUT IN THIS AGREEMENT OR THE SPECIAL WARRANTY OF TITLE SET FORTH IN THE ASSIGNMENT TO BE DELIVERED AT CLOSING, LEP MAKES NO REPRESENTATION OR WARRANTY AS TO (I) THE AMOUNT, VALUE, QUALITY, QUANTITY, VOLUME, OR DELIVERABILITY OF ANY HYDROCARBON OR OTHER MINERALS OR RESERVES (IF ANY) IN, UNDER, OR ATTRIBUTABLE TO THE PROPERTIES, (II) THE PHYSICAL, OPERATING, REGULATORY COMPLIANCE, SAFETY, OR ENVIRONMENTAL CONDITION OF THE PROPERTIES, BOTH SURFACE AND SUBSURFACE, INCLUDING MATTERS RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS MATERIALS, SOLID WASTES, ASBESTOS OR NATURALLY OCCURRING RADIOACTIVE MATERIALS (“NORM”), OR (III) THE GEOLOGICAL OR ENGINEERING CONDITION OF THE PROPERTIES OR ANY VALUE THEREOF. OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET OUT IN THIS AGREEMENT OR IN ANY CERTIFICATE DELIVERED BY LEP PURSUANT HERETO OR THE SPECIAL WARRANTY OF TITLE SET FORTH IN THE ASSIGNMENT, LEP MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY, OR IMPLIED, AS TO (A) THE ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY DATA, INFORMATION, OR RECORDS FURNISHED TO EHR IN CONNECTION WITH THE PROPERTIES OR OTHERWISE CONSTITUTING A PORTION OF THE PROPERTIES; (B) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES; (C) THE PRESENCE, QUALITY, AND QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE PROPERTIES;  (D)  THE     ABILITY     OF     THE     PROPERTIES     TO     PRODUCE HYDROCARBONS, INCLUDING PRODUCTION RATES, DECLINE RATES, AND RECOMPLETION OPPORTUNITIES; (E) IMBALANCE OR PAYOUT ACCOUNT INFORMATION, ALLOWABLES, OR OTHER REGULATORY MATTERS; (F) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS, OR PROFITS, IF ANY, TO BE DERIVED FROM THE PROPERTIES; (G) THE ENVIRONMENTAL CONDITION OF THE PROPERTIES; (H) ANY PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR; AND (I) ANY OTHER MATTERS CONTAINED IN OR OMITTED FROM ANY INFORMATION OR MATERIAL FURNISHED TO EHR BY LEP OR OTHERWISE CONSTITUTING A PORTION OF THE PROPERTIES. OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET OUT IN THIS AGREEMENT OR THE ASSIGNMENT TO BE DELIVERED BY LEP PURSUANT HERETO, ANY DATA, INFORMATION, OR OTHER RECORDS FURNISHED BY LEP ARE PROVIDED TO EHR AS A CONVENIENCE AND EHR’S RELIANCE ON OR USE OF THE SAME IS AT EHR’S SOLE RISK.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF EHR

As of the date of this Agreement and as of Closing, EHR makes to LEP the following representations and warranties:

5.1           Organization and Capitalization. EHR is duly incorporated, validly existing and in good standing under the laws of the state of Delaware. EHR is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as now conducted makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the assets, business, operations, prospects or condition (financial or otherwise) of EHR and its subsidiaries taken as a whole or materially hinder or impede the consummation by EHR of the transactions contemplated by this Agreement (a “Material Adverse Effect”).  The current capitalization of EHR is as follows:  (a) 500,000,000 shares of common stock authorized, 991,228 shares of common stock issued and outstanding as of the date of this Agreement; (b) 10,000,000 shares of preferred stock authorized, none designated or issued or outstanding as of the date of this Agreement; (c) $3,000,000 aggregate principal amount of Senior Secured Convertible Notes outstanding as of the date of this Agreement; and (d) $525,000 Pre-Paid Warrants outstanding as of the date of this Agreement.  Other than as set forth in (a), (b), (c), or (d) (including outstanding shares of common stock under restricted stock awards issued pursuant to the 2016 Omnibus Incentive Plan  as of the date of this Agreement, (i) there are no outstanding options, warrants, subscriptions, puts, calls or other rights, agreements, arrangements or commitments obligating EHR to offer, issue, sell, redeem, repurchase, otherwise acquire or transfer, pledge or encumber any equity interest in EHR; (ii) there are no outstanding securities or obligations of any kind of EHR that are convertible into or exercisable or exchangeable for any equity interest in EHR, and EHR does not have any obligation of any kind to issue any additional securities or to pay for or repurchase any securities; (iii) there are not outstanding any equity appreciation rights, phantom equity, profit sharing or similar rights, agreements, arrangements or commitments based on the value of the equity, book value, income or any other attribute of EHR; (iv) there are no outstanding bonds, debentures or other evidence of indebtedness of EHR having the right to vote (or that are exchangeable for or convertible or exercisable into securities having the right to vote) with the holders of equity interests in EHR on any matter; and (v) except as disclosed in any Offering Statement (as defined below) there are no stockholder agreements, proxies, voting trusts, rights to require registration under securities laws or other arrangements or commitments to which EHR is a party or by which any of its securities are bound with respect to the voting, disposition or registration of any outstanding securities of EHR.  EHR does not own any equity interests in any other person other than wholly owned subsidiaries.  Each of the subsidiaries of EHR is duly formed, validly existing and in good standing (where applicable) under the laws of the state of its formation.  Each of the subsidiaries of EHR is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as now conducted makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

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5.2           Existence and Power.  EHR has the power and is authorized to enter into and perform this Agreement and the transactions contemplated by this Agreement.  The execution, delivery and performance of this Agreement by EHR, and the transactions contemplated by this Agreement, will not violate (a) any provision of the organizational documents of EHR, (b) any material agreement or instrument to which EHR is a party or by which EHR is bound, (c) any judgment, order, ruling, or decree applicable to EHR as a party in interest, or (d) any law, rule or regulation applicable to EHR.  This Agreement constitutes a legal, valid and binding obligation of EHR, enforceable in accordance with its terms.

5.3           Brokers.  EHR has incurred no obligation or liability for brokers’ or finders’ fees relating to the matters provided for in this Agreement which will be the responsibility of LEP, and any such obligation or liability that might exist shall be the sole obligation of EHR.

5.4           Claims and Litigation.  There are no legal or administrative proceedings, claims or investigations pending or, to the best of EHR’s knowledge, threatened before any court or administrative body against EHR or its subsidiaries which would reasonably be expected to have a Material Adverse Effect.

5.5           Qualified Leaseholder and Investor. EHR shall be, at Closing, and thereafter shall continue to be, to  the  extent  applicable  to  the  Assets,  qualified  to  own  and  assume operatorship of federal and state oil, gas and mineral leases in all jurisdictions where the Assets to be transferred to it are located, and the consummation of the transactions contemplated under this Agreement will not cause EHR to be disqualified as such an owner or operator. To the extent required by the applicable law, EHR currently has, and will continue to maintain lease bonds, area-wide bonds or any other surety bonds as may be required by, and in accordance with, such state or federal regulations governing the ownership and operation of the Assets. EHR is an experienced and knowledgeable investor in the oil and gas business.  Prior to entering into this Agreement, EHR was advised by and has relied solely on its own legal, tax and other professional counsel concerning this Agreement, the Assets and the value thereof.  In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, EHR has relied solely on the basis of its own independent valuation and due diligence investigation of the Assets.  EHR acknowledges that it has conducted to its satisfaction an independent investigation of the Assets and the financial condition, operations, assets, liabilities and properties of LEP. In making its determination to proceed with the Transaction, EHR has relied on (a) the results of its own independent investigation and (b) the representations and warranties of LEP expressly and specifically set forth in this Agreement, including the Schedules attached hereto, and the Special Warranty to be contained in the Assignment. EHR AGREES THAT SUCH REPRESENTATIONS AND WARRANTIES BY LEP CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF LEP TO EHR IN CONNECTION WITH THE TRANSACTION, AND EHR UNDERSTANDS, ACKNOWLEDGES, AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESS OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OR PROSPECTS OF LEP AND THE ASSETS) ARE SPECIFICALLY DISCLAIMED BY LEP AND EHR HAS NOT RELIED UPON ANY SUCH DISCLAIMED REPRESENTATIONS AND WARRANTIES.

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5.6           Stock Consideration. The Stock Consideration has been duly authorized and, when issued and paid for as set forth herein at Closing, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, other than restrictions on transfer under applicable securities laws.  As of the date hereof, EHR has reserved from its duly authorized capital stock the shares of common stock issuable as Stock Consideration pursuant to this Agreement.

5.7           Investment Intent. EHR is acquiring the Assets for its own account and not with a view to their sale or distribution in violation of the Securities Act of 1933, as amended, the rules and regulations thereunder, any applicable state blue sky Laws, or any other applicable securities Laws.

5.8           Financing of Cash Consideration. After giving effect to the completion of an offering with gross proceeds to EHR of no less than $35 million (the “Offering”) on Form 1-A under Regulation A as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), EHR will have sufficient cash and other sources of immediately available funds, as are necessary in order to pay the Cash Consideration as provided in this Agreement.

5.9           Offering.  Any offering statement on Form 1-A, including all information deemed to be a part of the offering statement pursuant to incorporation by reference or otherwise or omitted from the offering circular pursuant to Rule 253(b) of Regulation A under the Securities Act, relating to the Offering (the “Offering Statement”), will be qualified under the Securities Act.  The Offering Statement does not and will not, as of its date, as of the date of any amendment or supplement thereto, and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that EHR will not be responsible for any untrue statement of a material fact or omission to state a material fact which arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Offering Statement, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to EHR, by or through LEP or its Affiliates, specifically for use therein. The financial statements, including the notes thereto, included in the Offering Statement present fairly the financial position of the Company as of the dates indicated and the results of operations and changes in financial position and cash flows of the Company for the periods specified; and such financial statements have been or will be prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Part F/S of Regulation A.  The representations and warranties made to any underwriter in connection with the Offering shall be true and correct as of the Closing Date.

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ARTICLE VI
PRE-CLOSING OBLIGATIONS; CONDITIONS TO CLOSING

6.1           Operations; Access. From the date of this Agreement until Closing (the “Interim Period”), LEP shall consult with EHR with respect to all material decisions to be made with respect to the Assets.  LEP shall act with respect to the Assets in good faith and in accordance with past practices and the ordinary course of business and shall exercise reasonable diligence in safeguarding and maintaining secure and confidential all geophysical and geological data and confidential reports and data in its possession relating to the Assets, and shall not transfer, sell, or otherwise dispose of any of the Assets without the express written consent of EHR other than Hydrocarbons produced from the Wells in the ordinary course of business.  From the date of this Agreement and up to and including the Closing Date (or earlier termination of this Agreement), LEP shall afford to EHRand its Affiliates and their respective officers, employees, agents, accountants, attorneys, investment bankers, consultants and other authorized representatives (the “EHR Representatives”), upon prior reasonable notice, reasonable access, during normal business hours, to the Assets and to all Records and other documents in LEP’s or its Affiliates’ possession, in each case, to the extent relating to the Assets.

6.2           Permissions; Offering.  During the Interim Period, EHR shall obtain all permissions, approvals, consents and waivers of preferential rights of purchase by third parties, federal, state and local governmental authorities and others as may be required to consummate the sale contemplated by this Agreement (excluding governmental permissions, approvals, and consent which are customarily obtained after assignment of an oil and gas interest.)  EHR shall use its commercially reasonable efforts to consummate the Offering as promptly as practicable after the date of this Agreement, and in any event prior to the Termination Date.  LEP agrees to provide such assistance in connection with required information for the Offering as is reasonably requested by the EHR.  EHR shall be responsible for all costs and expenses, including, without limitation, fees and disbursements of financial advisors and accountants, incurred in connection with the Offering, and EHR agrees to advance payment or promptly reimburse LEP for any out-of-pocket costs and expenses incurred by LEP in connection with the Offering, including any accounting, petroleum reserve engineer or legal fees.

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6.3           Conditions of LEP to Closing. The obligations of LEP to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, at the option of LEP, waiver on or prior to Closing of each of the following conditions:

(a)           The representations and warranties of EHR set forth in Article V shall be true and correct in all material respects (and in all respects in the case of representations and warranties qualified by materiality or material adverse effect) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and accurate as of such specified date);

(b)           EHR shall have performed and observed, in all material respects (and in all respects in the case of any covenants and agreements qualified by materiality or material adverse effect), all covenants and agreements to be performed or observed by EHR under this Agreement prior to or on the Closing Date;

(c)           On the Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial damages in connection therewith, shall have been issued and remain in force, and no suit, action, or other proceeding (excluding any such matter initiated by EHR or its affiliates) shall be pending or threatened in writing before any Governmental Authority or body of competent jurisdiction seeking to enjoin or restrain or otherwise prohibit the consummation of the transactions contemplated by this Agreement or recover damages from LEP or any affiliate of LEP resulting therefrom;

(d)           EHR shall have delivered or be prepared to deliver all of the deliverables EHR is required to deliver pursuant to Section 7.2.

6.4           Conditions of EHR to Closing. The obligations of EHR to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, at the option of EHR, waiver on or prior to Closing of each of the following conditions:

(a)           An Offering with gross proceeds to EHR of no less than $35 million and net proceeds of not less than $32 million shall have been consummated by EHR, and in connection therewith, (i) each outstanding Pre-paid Common Stock Warrant of the Company shall have been exchanged in accordance with its terms and (ii) each outstanding Amended and Restated 10.00% Senior Secured Promissory Note shall have been repaid or converted in accordance with its terms;

(b)           The representations and warranties of LEP set forth in Article IV shall be true and correct as of the date hereof and as of the Closing Date as though made again on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct as of such specified date), except where the failure to be so true and correct, individually or in the aggregate, has not had, or would not reasonably be expected to have, a material adverse effect;

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(c)           LEP shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;

(d)           On the Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial damages in connection therewith, shall have been issued and remain in force, and no suit, action, or other proceeding (excluding any such matter initiated by EHR or any of its affiliates) shall be pending or threatened in writing before any Governmental Authority or body of competent jurisdiction seeking to enjoin or restrain or otherwise prohibit the consummation of the transactions contemplated by this Agreement or recover substantial Damages from EHR or any affiliate of EHR resulting therefrom; and

(e)           LEP shall have delivered or be prepared to deliver all of the deliverables LEP is required to deliver pursuant to Section 7.2.

ARTICLE VII
CLOSING

7.1           Time and Place of Closing.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall be held within three Business Days of the satisfaction or waiver by the appropriate Party of the conditions set forth in Sections 6.3 and 6.4 (the “Closing Date”), at the offices of Nance & Simpson, LLP, 2603 Augusta, Suite 1000, Houston, Texas, or at such other time and place as the Parties agree, or if mutually agreeable among the Parties.  Closing may occur by mail or electronic delivery of scanned documents as mutually agreed to by the Parties and their respective counsel.

7.2           Closing Obligations.  At the Closing,

(a)           LEP and EHR shall execute, acknowledge and deliver an assignment and bill of sale in substantially the form of Exhibit C, which will convey title to the Assets to EHR, and deliver possession thereof to EHR.

(b)           LEP and EHR shall execute such other instruments, including change of operator forms and letters-in-lieu, and take such other action as may be necessary or advisable to carry out their respective obligations under this Agreement.

(c)           LEP shall deliver to EHR:

(i)          originals or legible copies of the Records;

(ii)         a non-foreign entity affidavit in the form of Exhibit D;

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(iii)        assignments in form required by any Governmental Authority for the assignment of any Assets controlled by such governmental Authority, duly executed by LEP, in sufficient duplicate originals to allow recording and filing in all appropriate offices;

(iv)        any other forms required by any Governmental Authority relating to the assignments of the Assets; and

(v)         appropriate change of operator forms (including Texas Railroad Commission Form P-4s) for the Assets operated by LEP or its affiliates, designating EHR as operator of such Assets, duly executed by LEP or its applicable affiliate.

(d)           EHR shall pay or deliever the following:

(i)          pay the Cash Consideration to LEP in immediately available wire-tranfer funds;

(ii)         deliver to LEP a copy of the completed the Phase I report;

(ii)         deliver the Stock Consideration to LEP (or its permitted assignees); and

(iv)        execute and deliver to LEP (or its permitted assignees) the Registration Rights Agreement (in the form attached hereto as Exhibit E).

7.3           Right of Termination.  The following applies to the termination of this Agreement:

(a)           This Agreement and the transactions contemplated hereby may be completely terminated at any time at or prior to the Closing:

(i)          at any time by mutual written consent of the Parties;

(ii)         by LEP, by written notice to the EHR, if the Closing shall not have occurred on or before September 30, 2017, unless the failure of Closing to occur by such date was by reason of the material breach of this Agreement by LEP; or

(iii)        by either Party, by written notice to the other, if the aggregate sum of (A) all Title Defect Amounts, (B) Environmental Defect Amounts, and (C) the Allocated Value of any Assets destroyed by fire or other casualty or taken in condemnation or under right of eminent domain, collectively, exceeds $1,075,000.

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(b)           In the event of the termination of this Agreement as provided above in Section 7.3(a), the Parties shall have no further obligations to one another and this Agreement shall be deemed null and void, save and except that (i) EHR shall deliver to LEP,  within 5 Business Days after the date this Agreement is terminated, (i) legible copies of all written and physical materials, maps, reports, well logs, reserve analysis, appraisals, and data of any kind or nature attributable or related, directly or indirectly, to the “San Andres Properties” that were to be acquired from LEP under this Agreement or any other such properties located in the Texas counties of Cochran, Hockley and/or Yoakum possessed by EHR or any of its Affiliates or representatives (the “San Andres Data”), (ii) electronic copies of all electronic forms of the San Andres Data held by EHR or any of its Affiliates or representatives in electronic format.  This Section 7.3(b) shall survive termination of this Agreement and (iii) EHR shall remain liable and obligated for its obligations of indemnity under Section 3.4 of this Agreement.

ARTICLE VIII
POST-CLOSING OBLIGATIONS AND COVENANTS

8.1           Indemnity.  If the Closing occurs, (a) EHR assumes all obligations that are attributable to the Assets on or after the Effective Time and all obligations to properly plug and abandon all wells now or hereafter located on the lands covered by the Leases, (b) EHR shall indemnify, defend and hold harmless LEP from and against any and all claims, liabilities, losses, costs and expenses (including court costs and reasonable attorneys’ fees) that are attributable to the Assets on or after the Effective Time, and any breach of any representation, warranty or covenant made by EHR in this Agreement, and (c) LEP shall indemnify, defend and hold harmless EHR from and against any and all claims, liabilities, losses, costs and expenses (including court costs and reasonable attorneys’ fees) that are attributable to the Assets before the Effective Time (other than plugging and abandoning all wells now or hereafter located on the lands covered by the Leases), and any breach of any representation, warranty or covenant made by LEP in this Agreement.

8.2           Post-Closing Settlement Statement.  Within sixty (60) days following Closing, LEP shall prepare and deliver to EHR a final, post-closing settlement statement consistent with the provisions of Sections 1.4 and 2.1.  Such post-closing settlement statement shall include but not be limited to the sale proceeds received by LEP from the sale of all Hydrocarbons (described in Section 1.2(g)) and operating expenses paid by LEP (if any), if any, that are applicable to pre-Effective Time periods.  EHR and LEP will in good faith negotiate to resolve all disputes associated with the post-closing settlement statement within ninety (90) days following Closing, and any adjustments from the Contribution Value paid at Closing shall be paid to the appropriate Party by the obligated Party.

8.3           Cooperation.  After Closing, LEP and EHR agree to take such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

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8.4           Survival.

(a)           The representations and warranties of the Parties contained in this Agreement shall survive the Closing and shall remain in effect thereafter for the period that an Indemnified Party is entitled to indemnification as provided below in this Article VIII.

(b)           No Party shall have any indemnification obligation pursuant to this Article XII or otherwise in respect of any representation, warranty or covenant unless (i) the Party seeking indemnification gives written notice of the existence of the claim for which indemnification is being sought to the Indemnifying Party and (ii) if applicable, such notice is given on or before the expiration of the applicable survival period (the “Indemnity Notice”). Such Indemnity Notice shall set forth with reasonable specificity (A) the basis under this Agreement, and the facts that otherwise form the basis of such claim, (B) the estimate of the amount of such claim (which estimate shall not be conclusive of the final amount of such claim) and an explanation of the calculation of such estimate, including a statement of any significant assumptions employed, and (C) the date on and manner in which the Party delivering such notice became aware of the existence of such claim.

8.5           LEP’s Indemnification Obligations. LEP shall indemnify, defend and hold harmless EHR from and against any and all claims, liabilities, losses, costs and expenses (including court costs and reasonable attorneys’ fees) that are attributable to the Assets before the Effective Time (other than plugging and abandoning all wells now or hereafter located on the lands covered by the Leases), and any breach of any representation, warranty or covenant made by LEP in this Agreement, provided, however, that LEP’s indemnification obligations for such breaches shall expire on the 180th day immediately following the Closing Date and LEP shall have no obligation or liability to indemnify EHR under this Agreement except to the extent the actual damages sustained by EHR by reason of such breach exceed $210,000.00 and once the amount of EHR’s actual damages exceeds $210,000.00, LEP shall be obligated to indemnify EHR only for the amount of EHR’s actual damages in excess of $210,000.00 up to but not exceeding $1,050,000.00.

8.6           Indemnification Exclusive Remedy. Notwithstanding anything to the contrary contained in this Agreement, Article VIII of this Agreement contains the Parties’ exclusive remedy against each other following the Closing with respect to breaches of this Agreement, including breaches of the representations and warranties contained in Articles III, IV and V, the covenants and agreements that survive Closing pursuant to the terms of this Agreement and the affirmations of such representations, warranties, covenants and agreements contained in documents executed at Closing, as applicable.

8.7           Limited to Actual Damages. The indemnification obligations of the Parties pursuant to this Article VIII shall be limited to actual damages of the Party, as the case may be, and shall not include any incidental, consequential, indirect, punitive, or exemplary damages.

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8.8           Closing Over Breaches or Unsatisfied Conditions.  Notwithstanding anything to the contrary contained in this Agreement, if there is a failure of any condition to be satisfied in favor of EHR or if there is a breach of any representation or warranty or covenant of LEP to EHR’s knowledge (meaning actual knowledge after due investigation and inquiry) and EHR elects to proceed with the Closing, then, except to the extent such failure or breach is described in a written notice given by EHR to LEP prior to the Closing Date, the condition that is unsatisfied or the representation, warranty or covenant that is breached at the Closing Date will be deemed waived by EHR, and, absent a written waiver, the terms of which shall govern, EHR will be deemed to fully release and forever discharge LEP on account of any and all liabilities with respect to the same, including any claims for indemnification hereunder or under the Special Warranty, and EHR agrees not to make, file or bring any claim with respect to such released liabilities.

8.9           Post-Closing Obligations Relating to the Stock Consideration.

(a)           Stock Consideration may only be disposed of by LEP (or its permitted assignees) in compliance with state and federal securities laws.

(b)           Certificates evidencing the Shares will contain the following legend, until such time as they are not required under Section 8.8(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(c)           Certificates evidencing the Stock Consideration shall not contain any legend (including the legend set forth in Section 8.8(b)): (i) following a sale of such Stock Consideration pursuant to an effective registration statement, or (ii) following a sale of such Stock Consideration pursuant to Rule 144 of the Securities Act (assuming the transferor is not an affiliate of EHR), or (iii) while such Stock Consideration is eligible for sale under Rule 144(b)(1).

(d)           EHR shall use commercially reasonable efforts to file a registration statement under the Securities Act within 180 days of the Closing Date registering the Stock Consideration, provided, however, that such timeline shall be subject to adjustment due to any lock-up or other contractual agreements made with the underwriters in connection with the Offering.

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ARTICLE IX
TAXES

9.1           Ad Valorem and Property Taxes.  All ad valorem taxes, real property taxes, personal property taxes, and similar obligations relating to the Assets (collectively “Property Taxes”) with respect to tax periods prior to the Effective Time, shall be apportioned to LEP and all other tax periods from Effective Time forward shall be apportioned to EHR.

9.2           Sales Taxes.  EHR shall pay sales taxes or other transfer taxes, if any, in connection with the sale of the Assets.  EHR shall be responsible for any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on the transfer of the Assets pursuant to this Agreement.

9.3           Other Taxes.  All production, severance, excise and other taxes (other than income taxes, which shall be the sole responsibility of each Party as to their own income taxes) relating to production of oil, gas and condensate attributable to the Assets prior to the Effective Time shall be paid by LEP, and all such taxes relating to such production on or after the Effective Time shall be paid by EHR.

9.4           Like-Kind Exchange.  EHR agrees to cooperate (at no additional cost to EHR) with LEP so that LEP’s transfer of the Assets to EHR shall, at LEP’s election, be accomplished in a manner enabling the transfer of all or part of the Assets to qualify as a part of a like-kind exchange of property by LEP within the meaning of Section 1031 of the Code. If LEP so elects, EHR shall reasonably cooperate with LEP to effect such like-kind exchange, which cooperation shall include, without limitation, taking such actions as LEP reasonably requests in order to pay the Cash Consideration in a manner which enables such transfer to qualify as part of a like-kind exchange of property within the meaning of Section 1031 of the Code, and EHR agrees that LEP may assign all or a portion of its rights (but not its obligations) under this Agreement to a qualified intermediary as defined in the Treasury Regulations, to qualify the transfer of the Cash Consideration as a part of a like-kind exchange of property within the meaning of Section 1031 of the Code.

ARTICLE X
MISCELLANEOUS

10.1         Entire Agreement.  This Agreement, including Exhibits A through E, attached hereto and incorporated herein, constitutes the entire agreement between the Parties as to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions of the Parties, whether oral or written.  No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties.

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10.2         References.  All references in this Agreement to articles, sections and other subdivisions refer to corresponding articles, sections and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.  The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.  All references to “$” or “dollars” are references to United States dollars. Derivatives and other forms of the terms defined in this Agreement shall have meanings consistent with the definitions herein provided.  The term “including” (or “included”) shall be deemed to be followed by the phrase “but not limited to.”  Unless otherwise expressly provided herein, any reference herein to a “day” shall refer to a calendar day.  Time is of the essence of this Agreement. Except as expressly provided otherwise in this Agreement, references to any Law or agreement means such Law or agreement as it may be amended from time to time.  References to any date shall mean such date in Dallas, Texas and for purposes of calculating the time period in which any notice or action is to be given or undertaken hereunder, such period shall be deemed to begin at 12:01 a.m. on the applicable date in Dallas, Texas.  The word “extent” in the phrase “to the extent” shall mean the degree or proportion to which a subject or other thing extends, and such phrase shall not mean simply “if”. The term “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in Houston, Texas or Dallas, Texas are authorized or obligated by Law to close.

10.3         Assignment.  No Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Party and any assignment made without such consent shall be void; provided, notwithstanding the foregoing, LEP shall be entitled to assign its rights to receive the Stock Consideration at Closing to its members subject to Section 8.9.  Subject to this Section 11.3, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors, assigns and legal representatives.

10.4         Governing Law; Venue; Waiver of Jury Trial.  THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.  ALL OF THE PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT.  ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE EXCLUSIVELY LITIGATED IN COURTS HAVING SITUS IN HARRIS COUNTY, TEXAS.  EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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10.5         Specific Performance. Notwithstanding anything in this Agreement to the contrary, the parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated hereby, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

10.6         Time of the Essence. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

10.7         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

10.8         Allocation of Contribution Value. Schedule 1.7 sets forth the allocation of the Contribution Value and any other items constituting consideration for applicable income tax purposes (to the extent known at such time) among the Assets in accordance with Section 1060 of the Code (and the Treasury Regulations promulgated thereunder). LEP and EHR agree to amend Schedule 1.7 to reflect adjustments to the Contribution Value and to report the transactions contemplated by this Agreement consistently with Schedule 1.7, as adjusted by the Parties, on any tax return, including Internal Revenue Service Form 8594, and will not assert, and will cause their affiliates not to assert, in connection with any tax audit or other proceeding with respect to taxes, any asset values or other items inconsistent with the amounts set forth on Schedule 1.7 except with the written agreement of the other Parties or as required by applicable law.

10.9         Notices.  Any notice required or permitted by this Agreement shall be given in writing by personal service, overnight delivery service, email, or by certified mail, return receipt requested, postage prepaid, as follows:

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If to LEP:

Lubbock Energy Partners LLC
1616 S. Voss Road, Suite 530
Houston, TX 77057
Attention: John A. Weinzierl
Email: johnw@katlaenergy.com

With copy to:

Lubbock Energy Operating LLC
5065 Westheimer, Suite 625
Houston, TX 77056
Attn: Wallis Marsh
Email: wmarsh@extex.net

Nance & Simpson, LLP
2603 Augusta, Suite 1000
Houston, TX 77057
Attn: Glynn D. Nance, Jr.
Email: gnance@nancesimpson.com

Andrews Kurth Kenyon LP
600 Travis, Suite 4200
Houston, TX  77002
Attn: David Buck
Email: dbuck@andrewskurth.com

If to EHR:

Energy Hunter Resources, Inc.
P.O. Box 540308
Dallas, TX  75354
Attention:  Gary C. Evans, CEO
Email: gevans@energyhunter.energy

With a copy to:

Duane Morris LLP
1037 Raymond Blvd
Newark, NJ  07102-5429
Attention: Dean Colucci
Email:  dmcolucci@duanemorris.com

(or such other address as designated in writing by either Party to the other) and shall be deemed to have been given as of the date of receipt by the intended Party.

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10.10       Confidentiality. LEP and EHR each acknowledge that confidential information of the other may be disclosed to, made available to, or otherwise obtained by such Party (in its capacity as the recipient of such confidential information, the “Receiving Party”), whether prior to or after the date of this Agreement. Receiving Party may disclose such information to its affiliates and to its and their respective directors, officers, employees, agents, representatives, consultants, contractors, attorneys, advisors, lenders (current and prospective) and investors (current and prospective) who need to know such information for the purpose of aiding such Party in the transactions contemplated hereby or matters relating thereto; provided, however, that, subject to the remainder of this Section 10.10, until the first to occur of the one year anniversary of the Closing or the one year anniversary of the termination of this Agreement, Receiving Party agrees to maintain (and to cause its affiliates, and its and their respective directors, officers, employees, agents, representatives, consultants, contractors, attorneys, advisors, lenders and investors, to maintain) all information made available to it pursuant to this Agreement confidential, except to the extent such information (a) is or becomes generally available to the public other than as a result of a breach by Receiving Party of this Section 10.10, (b) was (or becomes) available to Receiving Party (or its affiliates, or its or their respective directors, officers, employees, agents, representatives, consultants, advisors, lenders and investors) on a non-confidential basis prior to its disclosure to Receiving Party, (c) is required by applicable securities or other laws or the applicable rules of any stock exchange having jurisdiction over the Receiving Party or its affiliates, to be disclosed, (d) is required, by deposition, interrogatories, requests for information or documents in legal or regulatory proceedings, subpoena, civil investigative demand or other similar process or law to be disclosed (provided that Receiving Party shall, if not prohibited by law, provide disclosing Party with prompt written notice of any such request or requirement so disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 10.10) or (e) as may be required or permitted pursuant to the exercise of the rights and fulfillment of the obligations of a Party under this Agreement. Notwithstanding anything to the contrary in the foregoing provisions of this Section 10.10, (y) where EHR is the Receiving Party, information included in or related to the Assets transferred to EHR at Closing shall not constitute confidential information as to EHR, provided, however, that until one year after the Closing, LEP shall be subject to the non-disclosure provisions contained herein with respect to such information as if LEP was the Receiving Party of such information and (z) in the event that this Agreement is terminated without the occurrence of Closing, any information received by LEP as a Receiving Party with respect to the Assets shall not constitute confidential information effective as of the date of the termination of this Agreement.

10.11       Press Release.  Notwithstanding the provisions of Section 10.10, EHR shall be permitted to issue a press release regarding the transactions contemplated hereby upon execution of this Agreement, subject to the consent of LEP, such consent not to be unreasonably withheld.

35

10.12       Non-binding Mediation; Prevailing Party.

(a)           Non-binding Mediation.  Any controversy, dispute or claim arising out of this Agreement or any other documents executed at Closing shall first be submitted to non-binding mediation prior to the filing of any litigation to resolve such controversy, dispute or claim.  Both parties shall share equally in the expense of such mediation in which a non-interested mediator shall serve to facilitate the resolution of the dispute.  If such controversy, dispute or claim cannot be settled or resolved by non-binding mediation, either party may then submit such dispute for resolution by a court in keeping with Section 10.4 of this Agreement.

(b)           Prevailing Party. If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by any party hereto to enforce its rights under this Agreement against any other party, all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the prevailing party in such litigation, action, arbitration or proceeding shall be reimbursed by the losing party; provided, that if a party to such litigation, action, arbitration or proceeding prevails in part, and loses in part, the court, arbitrator or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award a reimbursement of the fees, costs and expenses incurred by such party on an equitable basis.

[Signature Page Follows]

36

IN WITNESS WHEREOF, EHR and LEP have executed and delivered this Agreement effective as of the Effective Time.

LEP:

LUBBOCK ENERGY PARTNERS LLC

By:
Name:
Title:

EHR:

ENERGY HUNTER RESOURCES, INC.

By:
Name: Gary C. Evans
Title: Chief Executive Officer

EXHIBIT A

Attached to and made a part of that certain Contribution and Sale Agreement dated as of July 12, 2017, by and between Lubbock Energy Partners LLC, as LEP, and Energy Hunter Resources, Inc., as EHR.

THE LEASES

Lessor	Lessee	Lease Date	Vol	Page	WI	Net Working Interest Acres
CUNNINGHAM					97.00%	335.62
Leo P. Cunningham and wife, Elnora E. Cunningham	J. G. Stacy, et a	03/23/73	27	704
Elnora E. Cunningham, Individually and as Trustee of the Leo P. Cunningham Estate Trust	The Redmon Oil Company, Inc.	05/31/07	279	517
Elnora E. Cunningham, Individually and as Trustee of the Leo P. Cunningham Estate Trust	The Redmon Oil Company, Inc.	01/03/08	283	179

DEAN UNIT					100.00%	1,120.00
Carrie Slaughter Dean	Honolulu Oil Corporation	01/03/39	2	350

Above Lease limited to Labors 1, 12 & 13, League 89, Lipscomb County School Land Survey, Cochran County, Texas

DEAN 'B' UNIT					100.00%	5,333.64
Carrie Slaughter Dean	P. N. Wiggins, Jr.	05/31/37	1	625
Carrie Slaughter Dean	P. N. Wiggins, Jr.	04/05/37	1	435
Carrie Slaughter Dean	Honolulu Oil Corporation	01/03/39	2	350
Carrie Slaughter Dean	E. Constantin, Jr.	11/15/51	10	571

INSOFAR as above Leases cover the following described lands:
Tract 3:    E/2 S/2 W/2 W/2 W/2, League 91, limited in depth from surface to 5,200 feet
Tract 4:    E/2 W/2 W/2, League 91, limited in depth from surface to 5,750 feet
Tract 5:    E/2 West of the W/2, League 91; Labors 3, 4, 5, 6, 8, 9, 16, 18, S/2 of Labor 15, and West 1,543.79 acres, less West 480 acres thereof of League 90; and the NW 35.4 acres of the West 441.75 acres of the E 3/4 of League 89
Tract 6:    W 480 acres, League 90
Tract 7:    All of Labor 7, League 90, limited in depth from surface to 5,500 feet
Tract 8:    Labor 10, League 90
Tract 9:    N/2 and SE/4, Labor 17, League 90
Tract 10:  N/2 of Labor 15, League 90
Tract 11:  NW 35.4 acres of Labor 5, League 89
Tract 12:  SW/4, Labor 17, League 90

Exhibit A-1

LEAGUE 91					100.00%	1,163.00
Carrie Slaughter Dean	P. N. Wiggins, Jr.	04/05/37	1	435

Above Lease limited to N 106.2 acres out of a 290.8 acre tract in League 91, Lipscomb County School Land Survey, Cochran County, Texas & W 290.8 acres, more or less of E/2, League 91, Lipscomb County School Land Survey, Cochran County, Texas

Carrie Slaughter Dean	P. N. Wiggins, Jr.	05/31/37	1	625

Above lease limited to E/2 of League 91, Lipscomb County School Land Survey, Cochran County, Texas except the West 581.6 acres thereof and except the 1,050 acres thereof from Surface to a depth of 5,500 feet

STARNES LEASE					100.00%	191.00
Calvin R. Starnes, et al	W. W. Carter	07/01/44	4	587

Above Lease limited to NE/4 & NE/4 SE4 of Section 29, Harrison & Brown Survey, Cochran County, Texas

STARNES 28					100.00%	120.00
Laura M. Reed, et ux	W. L. Fetty	05/14/51	10	361
Calvin R. Starnes, Jr., et al	W. L. Fetty	05/14/51	10	366
Glenn J. Smith, et al	W. L. Fetty	05/14/51	10	537

Above Leases limited to NW/4 NW/4 and S/2 NW/4, Section 28, Harrison & Brown Survey, Cochran County, Texas

STARNES 29					93.00%	37.20
Calvin R. Starnes Jr., et ux	W. W. Carter	07/01/44	4	587

Above Lease limited to W/2 SW/4 Section 29, Harrison and Brown Survey, Cochran County, Texas

STARNES 34					91.00%	509.60
American National Bank of Austin, Trustee, et al	W. B. Preston, Jr	08/29/77	29	415
Wood Oil Company, et al	Castex Energy, Inc	08/20/88	179 197	824 149 (amend)
W. F. Starnes	Castex Energy, Inc	09/06/88	179 197	829 166 (amend)
Bain Foster & Crystal Yanero Whiting	Castex Energy, Inc	08/29/88	179 197	832 170 (amend)
Calvin R. Starnes, Jr., et al	Castex Energy, Inc	08/09/88	179 197	835 170 (amend)

Above lease limited to all of Section 34 except W/2 NW/4, Harrison & Brown Survey, Cochran County, Texas

STARNES 35					92.00%	147.20
Wood Oil Company, et al	Monsanto Company	01/03/76	29	475
W. F. Starnes	Monsanto Company	01/03/78	29	430
C. R. Starnes, Jr., et al	Monsanto Company	01/03/78	29	428
C. R. Starnes, Jr., et al	Monsanto Company	01/03/78	29	425

Above Lease limited to SE/4 NE/4, S/2 SE/4 and NE/4 SE/4 of Section 35, Harrison & Brown Survey, Cochran County, Texas

American National Bank of Austin, Trustee, et al	W. B. Preston, Jr.	08/09/77	29	415

Above Lease limited to SW/4 NW/4, S/2 SE/4 and NE/4 SE/4 of Section 35, Harrison & Brown Survey, Cochran County, Texas

Exhibit A-2

C. R. STARNES					95.00%	456.00
Bain Foster	The McDaniel Company	04/06/95	220	514
C. R. Starnes, III, et al	The McDaniel Company	04/06/95	219	61
C. R. Starnes, III	The McDaniel Company	04/06/95	220	522
Calvin Rhea Starnes, Jr., et al	The McDaniel Company	04/06/95	219	57
Crystal Whiting	The McDaniel Company	04/06/95	219	73
Dale J. Smith	The McDaniel Company	05/03/95	219	81
David Reed Hall No. 1 Trust	The McDaniel Company	05/03/95	220	505
Estate of Jack Carpenter Smith	The McDaniel Company	05/03/95	220	497
Estate of Mabel Clark Reed	The McDaniel Company	04/06/95	219	69
Faith Starnes	The McDaniel Company	04/06/95	220	510
Glenn A. Wright	The McDaniel Company	05/03/95	220	493
Glenn J. Smith, III	The McDaniel Company	05/03/95	220	489
Jane L. Starnes	The McDaniel Company	04/06/95	219	77
Joe W. Smith	The McDaniel Company	05/03/95	219	53
Laura Dyke Jackson	The McDaniel Company	04/06/95	220	501
Lloyd G. Wright	The McDaniel Company	05/03/95	219	41
Patience Anne Starnes	The McDaniel Company	04/06/95	220	518
Patricia L. Forgus	The McDaniel Company	05/03/95	220	485
Richard B. Dyke Jr 1975 Trust	The McDaniel Company	04/06/95	220	782
Rita Reed George	The McDaniel Company	04/06/95	219	65
Texas Commerce Bank, Trustee of the Rita Reed George Trust 2, et al	The McDaniel Company	08/03/95	220	790
			220	798
Ruth Reed Dyke	The McDaniel Company	04/06/95	220	526
Thomas W. Young	The McDaniel Company	05/03/95	219	45
Wood Oil Company	The McDaniel Company	05/03/95	219	49

Above Leases limited to SW/4, Section 4, Harrison & Brown Survey, Cochran County, Texas from Surface down to 100 feet below base of San Andres formation

Exhibit A-3

Bain Foster	The McDaniel Company	04/06/95	220	559
C. R. Starnes, III, et al	The McDaniel Company	04/06/95	219	105
C. R. Starnes, III	The McDaniel Company	04/06/95	220	567
Calvin Rhea Starnes, Jr., et al	The McDaniel Company	04/06/95	219	101
Crystal Whiting	The McDaniel Company	04/06/95	219	121
Dale J. Smith	The McDaniel Company	05/03/95	219	125
David Reed Hall No. 1 Trust	The McDaniel Company	04/06/95	220	550
Estate of Jack Carpenter Smith	The McDaniel Company	05/03/95	220	542
Estate of Mabel Clark Reed	The McDaniel Company	04/06/95	219	113
Faith Starnes	The McDaniel Company	04/06/95	220	555
Glenn A. Wright	The McDaniel Company	05/03/95	220	538
Glenn J. Smith, II	The McDaniel Company	05/03/95	220	534
Jane L. Starnes	The McDaniel Company	04/06/95	219	117
Joe W. Smith	The McDaniel Company	05/03/95	219	97
Laura Dyke Jackson	The McDaniel Company	04/06/95	220	546
Lloyd G. Wright	The McDaniel Company	05/03/95	219	85
Patience Anne Starnes	The McDaniel Company	04/06/95	220	563
Patricia L. Forgus	The McDaniel Company	05/03/95	220	530
Richard B. Dyke Jr 1975 Trust	The McDaniel Company	04/06/95	220	778
Rita Reed George	The McDaniel Company	04/06/95	219	109
Texas Commerce Bank, Trustee of the Rita Reed George Trust 2, et al	The McDaniel Company	08/03/95	220 220	790 798
Ruth Reed Dyke	The McDaniel Company	04/06/95	220	571
Thomas W. Young	The McDaniel Company	05/03/95	219	89
Wood Oil Company	The McDaniel Company	05/03/95	219	93

Above Leases limited to SE/4, Section 4, Harrison & Brown Survey, Cochran County, Texas from Surface down to a 100 feet below base of the San Andres formation

Exhibit A-4

Bain Foster	The McDaniel Company	04/06/95	220	469
C. R. Starnes III	The McDaniel Company	04/06/95	220	477
C. R. Starnes, III, et al	The McDaniel Company	04/06/95	219	25
Calvin Rhea Starnes, Jr., et al	The McDaniel Company	04/06/95	219	21
Crystal Whiting	The McDaniel Company	04/06/95	219	33
Dale J. Smith	The McDaniel Company	05/03/95	219	1
David Reed Hall No. 1 Trust	The McDaniel Company	04/06/95	220	460
Estate of Jack Carpenter Smith	The McDaniel Company	05/03/95	220	452
Faith Starnes	The McDaniel Company	04/06/95	220	465
Glenn A. Wright	The McDaniel Company	05/03/95	220	448
Glenn J. Smith II	The McDaniel Company	05/03/95	220	444
Jane L. Starnes	The McDaniel Company	04/06/95	219	37
Joe W. Smith	The McDaniel Company	05/03/95	219	17
Laura Dyke Jackson	The McDaniel Company	04/06/95	220	456
Lloyd G. Wright	The McDaniel Company	05/03/95	219	5
Patience Anne Starnes	The McDaniel Company	04/06/95	220	473
Patricia L. Forgus	The McDaniel Company	05/03/95	220	440
Richard B. Dyke Jr. 1975 Trust	The McDaniel Company	04/06/95	220	786
Rita Reed George	The McDaniel Company	04/06/95	219	29
Texas Commerce Bank, Trustee of the Rita Reed George Trust 2, et al	The McDaniel Company	08/03/95	220	790
			220	798
Ruth Reed Dyke	The McDaniel Company	04/06/95	220	481
Thomas W. Young	The McDaniel Company	05/03/95	219	9
Wood Oil Company	The McDaniel Company	05/03/95	219	13

Above Leases limited to NW/4, Section 4, Harrison & Brown Survey, Cochran County, Texas from Surface down to a 100 feet below the base of the San Andres formation

TOTAL NET MINERAL ACRES	9,413.26

Exhibit A-5

EXHIBIT B

Attached to and made a part of that certain Contribution and Sale Agreement dated as of July 12, 2017, by and between Lubbock Energy Partners LLC, as LEP, and Energy Hunter Resources, Inc., as EHR.

THE WELLS, INCLUDING WORKING INTERESTS
AND NET REVENUE INTERESTS

Exhibit B to Contribution & Sale Agreement

Lease Name	Well No.	Working Interest	NRI
DEAN UNIT	1	100.000%	79.908890%
DEAN UNIT	2W	100.000%	79.908890%
DEAN UNIT	3	100.000%	79.908890%
DEAN UNIT	4W	100.000%	79.908890%
DEAN UNIT	5	100.000%	79.908890%
DEAN UNIT	6W	100.000%	79.908890%
DEAN UNIT	7	100.000%	79.908890%
DEAN UNIT	8W	100.000%	79.908890%
DEAN UNIT	9	100.000%	79.908890%
DEAN UNIT	10W	100.000%	79.908890%
DEAN UNIT	11	100.000%	79.908890%
DEAN UNIT	12W	100.000%	79.908890%
DEAN UNIT	13	100.000%	79.908890%
DEAN UNIT	14	100.000%	79.908890%
DEAN UNIT	15W	100.000%	79.908890%
DEAN UNIT	16	100.000%	79.908890%
DEAN UNIT	17W	100.000%	79.908890%
DEAN UNIT	18	100.000%	79.908890%
DEAN UNIT	19W	100.000%	79.908890%
DEAN UNIT	20	100.000%	79.908890%
DEAN UNIT	21	100.000%	79.908890%
DEAN UNIT	22	100.000%	79.908890%
DEAN UNIT	23	100.000%	79.908890%
DEAN UNIT	25WS	100.000%	79.908890%
DEAN UNIT	26	100.000%	79.908890%
DEAN UNIT	27	100.000%	79.908890%
DEAN UNIT	28W	100.000%	79.908890%
DEAN UNIT	29	100.000%	79.908890%
DEAN UNIT	30	100.000%	79.908890%
DEAN UNIT "B"	1W	100.000%	79.3945850%
DEAN UNIT "B"	2W	100.000%	79.3945850%
DEAN UNIT "B"	2RW	100.000%	79.3945850%
DEAN UNIT "B"	3	100.000%	79.3945850%
DEAN UNIT "B"	3R	100.000%	79.3945850%
DEAN UNIT "B"	4W	100.000%	79.3945850%
DEAN UNIT "B"	5W	100.000%	79.3945850%
DEAN UNIT "B"	6W	100.000%	79.3945850%
DEAN UNIT "B"	7W	100.000%	79.3945850%
DEAN UNIT "B"	8RW	100.000%	79.3945850%
DEAN UNIT "B"	9W	100.000%	79.3945850%
DEAN UNIT "B"	10W	100.000%	79.3945850%

Exhibit B-1

DEAN UNIT "B"	11W	100.000%	79.3945850%
DEAN UNIT "B"	12W	100.000%	79.3945850%
DEAN UNIT "B"	13W	100.000%	79.3945850%
DEAN UNIT "B"	14W	100.000%	79.3945850%
DEAN UNIT "B"	15W	100.000%	79.3945850%
DEAN UNIT "B"	16	100.000%	79.3945850%
DEAN UNIT "B"	17W	100.000%	79.3945850%
DEAN UNIT "B"	18R	100.000%	79.3945850%
DEAN UNIT "B"	19W	100.000%	79.3945850%
DEAN UNIT "B"	20	100.000%	79.3945850%
DEAN UNIT "B"	21W	100.000%	79.3945850%
DEAN UNIT "B"	22W	100.000%	79.3945850%
DEAN UNIT "B"	23W	100.000%	79.3945850%
DEAN UNIT "B"	24W	100.000%	79.3945850%
DEAN UNIT "B"	25	100.000%	79.3945850%
DEAN UNIT "B"	26W	100.000%	79.3945850%
DEAN UNIT "B"	27	100.000%	79.3945850%
DEAN UNIT "B"	27RW	100.000%	79.3945850%
DEAN UNIT "B"	28	100.000%	79.3945850%
DEAN UNIT "B"	29W	100.000%	79.3945850%
DEAN UNIT "B"	30W	100.000%	79.3945850%
DEAN UNIT "B"	31W	100.000%	79.3945850%
DEAN UNIT "B"	32R	100.000%	79.3945850%
DEAN UNIT "B"	33W	100.000%	79.3945850%
DEAN UNIT "B"	34W	100.000%	79.3945850%
DEAN UNIT "B"	35	100.000%	79.3945850%
DEAN UNIT "B"	36W	100.000%	79.3945850%
DEAN UNIT "B"	37	100.000%	79.3945850%
DEAN UNIT "B"	38W	100.000%	79.3945850%
DEAN UNIT "B"	39W	100.000%	79.3945850%
DEAN UNIT "B"	40W	100.000%	79.3945850%
DEAN UNIT "B"	41	100.000%	79.3945850%
DEAN UNIT "B"	42	100.000%	79.3945850%
DEAN UNIT "B"	43	100.000%	79.3945850%
DEAN UNIT "B"	44W	100.000%	79.3945850%
DEAN UNIT "B"	45W	100.000%	79.3945850%
DEAN UNIT "B"	46W	100.000%	79.3945850%
DEAN UNIT "B"	47W	100.000%	79.3945850%
DEAN UNIT "B"	48W	100.000%	79.3945850%
DEAN UNIT "B"	49	100.000%	79.3945850%
DEAN UNIT "B"	50	100.000%	79.3945850%
DEAN UNIT "B"	51W	100.000%	79.3945850%
DEAN UNIT "B"	52	100.000%	79.3945850%
DEAN UNIT "B"	53	100.000%	79.3945850%
DEAN UNIT "B"	54W	100.000%	79.3945850%
DEAN UNIT "B"	55	100.000%	79.3945850%
DEAN UNIT "B"	56W	100.000%	79.3945850%

Exhibit B-2

DEAN UNIT "B"	57	100.000%	79.3945850%
DEAN UNIT "B"	58W	100.000%	79.3945850%
DEAN UNIT "B"	59	100.000%	79.3945850%
DEAN UNIT "B"	60W	100.000%	79.3945850%
DEAN UNIT "B"	61	100.000%	79.3945850%
DEAN UNIT "B"	62W	100.000%	79.3945850%
DEAN UNIT "B"	63	100.000%	79.3945850%
DEAN UNIT "B"	64W	100.000%	79.3945850%
DEAN UNIT "B"	65	100.000%	79.3945850%
DEAN UNIT "B"	66	100.000%	79.3945850%
DEAN UNIT "B"	67W	100.000%	79.3945850%
DEAN UNIT "B"	68	100.000%	79.3945850%
DEAN UNIT "B"	69W	100.000%	79.3945850%
DEAN UNIT "B"	70	100.000%	79.3945850%
DEAN UNIT "B"	71W	100.000%	79.3945850%
DEAN UNIT "B"	72	100.000%	79.3945850%
DEAN UNIT "B"	73W	100.000%	79.3945850%
DEAN UNIT "B"	74	100.000%	79.3945850%
DEAN UNIT "B"	75W	100.000%	79.3945850%
DEAN UNIT "B"	76	100.000%	79.3945850%
DEAN UNIT "B"	77W	100.000%	79.3945850%
DEAN UNIT "B"	78	100.000%	79.3945850%
DEAN UNIT "B"	79W	100.000%	79.3945850%
DEAN UNIT "B"	80	100.000%	79.3945850%
DEAN UNIT "B"	81W	100.000%	79.3945850%
DEAN UNIT "B"	82	100.000%	79.3945850%
DEAN UNIT "B"	83	100.000%	79.3945850%
DEAN UNIT "B"	84	100.000%	79.3945850%
DEAN UNIT "B"	85W	100.000%	79.3945850%
DEAN UNIT "B"	86	100.000%	79.3945850%
DEAN UNIT "B"	87W	100.000%	79.3945850%
DEAN UNIT "B"	88	100.000%	79.3945850%
DEAN UNIT "B"	89W	100.000%	79.3945850%
DEAN UNIT "B"	90	100.000%	79.3945850%
DEAN UNIT "B"	91W	100.000%	79.3945850%
DEAN UNIT "B"	92	100.000%	79.3945850%
DEAN UNIT "B"	93W	100.000%	79.3945850%
DEAN UNIT "B"	94	100.000%	79.3945850%
DEAN UNIT "B"	95W	100.000%	79.3945850%
DEAN UNIT "B"	96	100.000%	79.3945850%
DEAN UNIT "B"	97W	100.000%	79.3945850%
DEAN UNIT "B"	98	100.000%	79.3945850%
DEAN UNIT "B"	99	100.000%	79.3945850%
DEAN UNIT "B"	100W	100.000%	79.3945850%
DEAN UNIT "B"	101W	100.000%	79.3945850%
DEAN UNIT "B"	102	100.000%	79.3945850%
DEAN UNIT "B"	103W	100.000%	79.3945850%

Exhibit B-3

DEAN UNIT "B"	104	100.000%	79.3945850%
DEAN UNIT "B"	105W	100.000%	79.3945850%
DEAN UNIT "B"	106	100.000%	79.3945850%
DEAN UNIT "B"	107	100.000%	79.3945850%
DEAN UNIT "B"	108A	100.000%	79.3945850%
DEAN UNIT "B"	108	100.000%	79.3945850%
DEAN UNIT "B"	109W	100.000%	79.3945850%
DEAN UNIT "B"	110	100.000%	79.3945850%
DEAN UNIT "B"	111W	100.000%	79.3945850%
DEAN UNIT "B"	112	100.000%	79.3945850%
DEAN UNIT "B"	113	100.000%	79.3945850%
DEAN UNIT "B"	114	100.000%	79.3945850%
DEAN UNIT "B"	115W	100.000%	79.3945850%
DEAN UNIT "B"	116	100.000%	79.3945850%
DEAN UNIT "B"	117W	100.000%	79.3945850%
DEAN UNIT "B"	118	100.000%	79.3945850%
DEAN UNIT "B"	119	100.000%	79.3945850%
DEAN UNIT "B"	120W	100.000%	79.3945850%
DEAN UNIT "B"	121	100.000%	79.3945850%
DEAN UNIT "B"	122W	100.000%	79.3945850%
DEAN UNIT "B"	123	100.000%	79.3945850%
DEAN UNIT "B"	124W	100.000%	79.3945850%
DEAN UNIT "B"	125	100.000%	79.3945850%
DEAN UNIT "B"	126W	100.000%	79.3945850%
DEAN UNIT "B"	127	100.000%	79.3945850%
DEAN UNIT "B"	128W	100.000%	79.3945850%
DEAN UNIT "B"	129	100.000%	79.3945850%
DEAN UNIT "B"	130	100.000%	79.3945850%
DEAN UNIT "B"	131	100.000%	79.3945850%
DEAN UNIT "B"	132	100.000%	79.3945850%
DEAN UNIT "B"	133	100.000%	79.3945850%
DEAN UNIT "B"	134	100.000%	79.3945850%
DEAN UNIT "B"	135	100.000%	79.3945850%
DEAN UNIT "B"	136W	100.000%	79.3945850%
DEAN UNIT "B"	137	100.000%	79.3945850%
DEAN UNIT "B"	138W	100.000%	79.3945850%
DEAN UNIT "B"	139	100.000%	79.3945850%
DEAN UNIT "B"	140W	100.000%	79.3945850%
DEAN UNIT "B"	141	100.000%	79.3945850%
DEAN UNIT "B"	142W	100.000%	79.3945850%
DEAN UNIT "B"	143	100.000%	79.3945850%
DEAN UNIT "B"	144	100.000%	79.3945850%
DEAN UNIT "B"	145	100.000%	79.3945850%
DEAN UNIT "B"	146W	100.000%	79.3945850%
DEAN UNIT "B"	147W	100.000%	79.3945850%
DEAN UNIT "B"	148W	100.000%	79.3945850%
DEAN UNIT "B"	149	100.000%	79.3945850%

Exhibit B-4

DEAN UNIT "B"	150	100.000%	79.3945850%
DEAN UNIT "B"	151W	100.000%	79.3945850%
DEAN UNIT "B"	152	100.000%	79.3945850%
DEAN UNIT "B"	153	100.000%	79.3945850%
DEAN UNIT "B"	154	100.000%	79.3945850%
DEAN UNIT "B"	155	100.000%	79.3945850%
DEAN UNIT "B"	157	100.000%	79.3945850%
DEAN UNIT "B"	158	100.000%	79.3945850%
DEAN UNIT "B"	159	100.000%	79.3945850%
DEAN UNIT "B"	160	100.000%	79.3945850%
DEAN UNIT "B"	161	100.000%	79.3945850%
DEAN UNIT "B"	162	100.000%	79.3945850%
DEAN UNIT "B"	163	100.000%	79.3945850%
DEAN UNIT "B"	164	100.000%	79.3945850%
DEAN UNIT "B"	165	100.000%	79.3945850%
DEAN UNIT "B"	166	100.000%	79.3945850%
DEAN UNIT "B"	167	100.000%	79.3945850%
DEAN UNIT "B"	168	100.000%	79.3945850%
DEAN UNIT "B"	170	100.000%	79.3945850%
DEAN UNIT "B"	171	100.000%	79.3945850%
DEAN UNIT "B"	172	100.000%	79.3945850%
DEAN UNIT "B"	173	100.000%	79.3945850%
DEAN UNIT "B"	174	100.000%	79.3945850%
DEAN UNIT "B"	175	100.000%	79.3945850%
DEAN UNIT "B"	176	100.000%	79.3945850%
DEAN UNIT "B"	177	100.000%	79.3945850%
DEAN UNIT "B"	178	100.000%	79.3945850%
DEAN UNIT "B"	179	100.000%	79.3945850%
DEAN UNIT "B"	180	100.000%	79.3945850%
DEAN UNIT "B"	181	100.000%	79.3945850%
DEAN UNIT "B"	182	100.000%	79.3945850%
DEAN UNIT "B"	183	100.000%	79.3945850%
DEAN UNIT "B"	184	100.000%	79.3945850%
DEAN UNIT "B"	185	100.000%	79.3945850%
DEAN UNIT "B"	186	100.000%	79.3945850%
DEAN UNIT "B"	187	100.000%	79.3945850%
DEAN UNIT "B"	188	100.000%	79.3945850%
DEAN UNIT "B"	189	100.000%	79.3945850%
DEAN UNIT "B"	190	100.000%	79.3945850%
DEAN UNIT "B"	191	100.000%	79.3945850%
DEAN UNIT "B"	192	100.000%	79.3945850%
DEAN UNIT "B"	193	100.000%	79.3945850%
DEAN UNIT "B"	194	100.000%	79.3945850%
DEAN UNIT "B"	195	100.000%	79.3945850%
DEAN UNIT "B"	196	100.000%	79.3945850%
DEAN UNIT "B"	197	100.000%	79.3945850%
DEAN UNIT "B"	198	100.000%	79.3945850%

Exhibit B-5

DEAN UNIT "B"	199	100.000%	79.3945850%
LEAGUE 91 PROJECT	101W	100.000%	75.6808370%
LEAGUE 91 PROJECT	104	100.000%	75.6808370%
LEAGUE 91 PROJECT	105	100.000%	75.6808370%
LEAGUE 91 PROJECT	107	100.000%	75.6808370%
LEAGUE 91 PROJECT	108W	100.000%	75.6808370%
LEAGUE 91 PROJECT	112	100.000%	75.6808370%
LEAGUE 91 PROJECT	113W	100.000%	75.6808370%
LEAGUE 91 PROJECT	119W	100.000%	75.6808370%
LEAGUE 91 PROJECT	120	100.000%	75.6808370%
LEAGUE 91 PROJECT	123W	100.000%	75.6808370%
LEAGUE 91 PROJECT	201W	100.000%	75.6808370%
LEAGUE 91 PROJECT	205	100.000%	75.6808370%
LEAGUE 91 PROJECT	207	100.000%	75.6808370%
LEAGUE 91 PROJECT	208	100.000%	75.6808370%
LEAGUE 91 PROJECT	209	100.000%	75.6808370%
LEAGUE 91 PROJECT	301W	100.000%	75.6808370%
LEAGUE 91 PROJECT	302	100.000%	75.6808370%
LEAGUE 91 PROJECT	303	100.000%	75.6808370%
LEAGUE 91 PROJECT	304W	100.000%	75.6808370%
LEAGUE 91 PROJECT	305	100.000%	75.6808370%
LEAGUE 91 PROJECT	306W	100.000%	75.6808370%
LEAGUE 91 PROJECT	313	100.000%	75.6808370%
LEAGUE 91 PROJECT	401	100.000%	75.6808370%
LEAGUE 91 PROJECT	403	100.000%	75.6808370%
LEAGUE 91 PROJECT	1031	100.000%	75.6808370%
LEAGUE 91 PROJECT	3012W	100.000%	75.6808370%
LEAGUE 91 PROJECT	4012	100.000%	75.6808370%
LEAGUE 91 PROJECT	4013	100.000%	75.6808370%
STARNES	1	96.875%	72.6562500%
STARNES	2	96.875%	72.6562500%
STARNES	3	96.875%	72.6562500%
STARNES, C. R.	1	96.875%	77.5000000%
STARNES, C. R.	1R	96.875%	77.5000000%
STARNES, C. R.	2	96.875%	77.5000000%
STARNES, C. R.	3	96.875%	77.5000000%
STARNES, C. R.	4	96.875%	77.5000000%
STARNES, C. R.	4R	96.875%	77.5000000%
STARNES, C. R.	5	96.875%	77.5000000%
STARNES, C. R.	6	96.875%	77.5000000%
STARNES, C. R.	7	96.875%	77.5000000%
STARNES, C. R.	8 (1)	96.875%	77.5000000%
STARNES, C. R.	9 (3)	96.875%	77.5000000%
STARNES, C. R.	10 (4)	96.875%	77.5000000%
CUNNINGHAM, L. P.	1	96.754%	73.2037738%
CUNNINGHAM "B"	2	96.754%	73.2037738%
CUNNINGHAM, L. P. A	3	96.754%	73.2037738%

Exhibit B-6

CUNNINGHAM	4	96.754%	73.2037738%
CUNNINGHAM	5H	96.754%	72.9317994%
STARNES RANCH "29"	1	96.875%	74.1093750%
STARNES RANCH '34'	1	96.875%	73.6959609%
STARNES RANCH "34"	2	96.875%	73.6959609%
STARNES RANCH "34"	3H	96.875%	73.6959609%
STARNES RANCH "34"	4H	96.875%	73.6959609%
STARNES RANCH "35"	1	96.875%	73.3326797%
STARNES RANCH "35"	2	96.875%	73.3326797%

Exhibit B-7

EXHIBIT C

Attached to and made a part of that certain Contribution and Sale Agreement dated as of July 12, 2017, by and between Lubbock Energy Partners LLC, as LEP, and Energy Hunter Resources, Inc., as EHR.

FORM OF ASSIGNMENT

EXHIBIT C

Attached to and made a part of that certain Contribution and Sale Agreement dated as of July 12, 2017, by and between LUBBOCK ENERGY PARTNERS LLC, as LEP, and ENERGY HUNTER RESOURCES, INC., as EHR.

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF TEXAS	§
§
COUNTY OF COCHRAN	§

This Assignment, Bill of Sale and Conveyance (this “Assignment”) is effective as of 7:00 a.m. local time on June 1, 2017 (the “Effective Time”), from LUBBOCK ENERGY PARTNERS LLC, whose address is 1616 South Voss Road, Suite 530, Houston, Texas 77057 (“Assignor”) to ENERGY HUNTER RESOURCES, INC., whose address is P.O. Box 540308, Dallas, Texas 75354 (“Assignee”).  Assignor and Assignee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

Assignor, for a good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms set forth herein, does by these presents grant, bargain, sell, convey, assign, transfer, set over, and deliver unto Assignee all of Assignor’s right, title, and interest in and to the following, of whatever kind or character, whether legal or equitable, and whether vested or contingent, but excluding the Excluded Assets, as hereinafter defined (collectively, the “Assets”):

(a)
the oil and gas (or oil, gas and mineral) leases, and the leasehold estates created thereby, described on Exhibit A (collectively, the “Leases” and each a “Lease”), as the same may have been ratified, extended or amended, together with (i) the lands covered thereby or pooled or unitized therewith (the “Lands”), (ii) all the property and rights incident to the Leases or the Lands described in Exhibit A; non-working or carried interests; operating rights; and other rights and interests, described on Exhibit A, (iii) all rights in any pooled, communitized or unitized acreage by virtue of the Lands being a part thereof, and (iv) all production of oil, gas, associated liquids and other hydrocarbons (collectively, “Hydrocarbons”) after the Effective Time from the Leases and Lands or in storage in the tanks (above the pipeline connection, if applicable) as of the Effective Time (collectively, and together with the Wells, the “Subject Interests” or, individually, a “Subject Interest”);

(b)
all wells, whether producing, non-producing, shut‑in, or abandoned, and whether for production, injection, non-commercial disposal or supply of water, or otherwise associated with the Lands and Leases, including, but not limited to, those wells which are described on Exhibit B (referred to herein individually as a “Well” and collectively as the “Wells”);

Exhibit C-1

EXHIBIT C

Attached to and made a part of that certain Contribution and Sale Agreement dated as of July 12, 2017, by and between LUBBOCK ENERGY PARTNERS LLC, as LEP, and ENERGY HUNTER RESOURCES, INC., as EHR.

(c)
all equipment, fixtures, machinery, spare parts, inventory, telemetry and production measurement equipment, and other personal property (including Assignor’s leasehold interests therein subject to any necessary consents to assignment) physically located on and appurtenant to the Leases and the Lands insofar as they are used or were obtained in connection with the operation of the Subject Interests or the Wells or in connection with the production, treatment, compression, gathering, transportation, sale or disposal of Hydrocarbons produced from or attributable to the Subject Interests or the Wells, and any water, byproducts or waste produced therefrom or therewith or otherwise attributable thereto, and all wellhead equipment, pumps, pumping units, flowlines, gathering systems, pipe, tanks, treatment facilities, injection facilities, non-commercial disposal facilities, compression facilities and other materials and supplies;

(d)
to the extent assignable or transferable, all contracts and contractual rights, obligations, and interests, including all drilling contracts, equipment leases and rental contracts, farmout and farmin agreements, operating agreements, production sales and purchase contracts, service agreements, supply agreements, unit agreements, gas gathering and transportation agreements, saltwater disposal agreements, surface leases, surface use agreements, division and transfer orders, pooling, communitization and unitization agreements and arrangements, and other contracts, agreements and arrangements covering or affecting any or all of the interests described in this definition of Assets and which are described in Exhibit C (collectively, the “Contracts”); and

(e)
all (i) books, records, files, documentation, databases and Tax records, (ii) to the extent assignable or transferable, maps, well logs and data, and (iii) muniments of title, reports and similar documents and materials, in each case relating to the foregoing interests and in the possession or control of Assignor (the “Records”).

SAVING, EXCEPTING AND RESERVING to Assignor, however, all of the following properties, rights, and interests (the “Excluded Assets”):

(a)	all trade credits, accounts receivable, notes receivable, and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time;

(b)
all corporate, financial, tax and legal records of Assignor that relate to Assignor’s business generally or that relate to the other Excluded Assets, together with a duplicate copy (electronic or otherwise) of all of the Records;

(c)	all refunds of fees, Taxes or other costs or expenses attributable to any periods of time prior to the Effective Time;

(d)	all area-wide permits and licenses or other permits, licenses or authorizations used in the conduct of Assignor’s business generally;

Exhibit C-2

EXHIBIT C

Attached to and made a part of that certain Contribution and Sale Agreement dated as of July 12, 2017, by and between LUBBOCK ENERGY PARTNERS LLC, as LEP, and ENERGY HUNTER RESOURCES, INC., as EHR.

(e)	all bonds, letters of credit and guarantees, if any, posted by Assignor or its Affiliates with Governmental Authorities and relating to the Assets;

(f)
subject to the provisions of Section 8.1 of the Contribution and Sale Agreement, all rights, titles, claims and interests of Assignor or its Affiliates to or under any insurance policy or agreement, any insurance proceeds or to or under any bond or bond proceeds;

(g)	all patents, patent applications, logos, service marks, copyrights, trade names or trademarks of or associated with Assignor, its Affiliates or their businesses;

(h)	all privileged attorney-client (i) communications, files or records and (ii) other documents (other than title opinions);

(i)	all amounts paid by third parties to Assignor or its Affiliates as overhead for periods of time accruing prior to the Effective Time under any joint operating agreements burdening the Assets;

(j)	all assets in possession of Assignor but owned by third parties;

(k)	all third party indemnities where Assignor is an indemnified party and the proceeds afforded thereby to the extent relating to the Excluded Assets; and

(l)	all Contracts with any Affiliate of Assignor that pertain to contract operation of the Assets;

TO HAVE AND TO HOLD the Assets unto Assignee and its successors and assigns forever, subject to the following:

1.
This Assignment is subject to that certain Contribution and Sale Agreement dated July [*], 2017, but effective as of the Effective Time, by and between Assignor and Assignee (the “Contribution and Sale Agreement”), and nothing in this Assignment shall operate to limit, release, or impair any of Assignor’s or Assignee’s respective rights, obligations, remedies, or indemnities in the Contribution and Sale Agreement.  Capitalized terms used in this Assignment shall have the meanings prescribed in this Assignment where such capitalized terms are defined; provided, however, that capitalized terms used in this Assignment and not otherwise defined shall have the meanings given to such terms in the Contribution and Sale Agreement.  Each defined term shall be equally applicable both to the singular and the plural forms of the term so defined.  To the extent the terms and provisions of this Assignment are in conflict, or inconsistent, with the terms and provisions of the Contribution and Sale Agreement, the terms and provisions of the Contribution and Sale Agreement shall control.

2.	This Assignment shall extend to, be binding upon, and inure to the benefit of the Parties and their respective successors and assigns.

Exhibit C-3

EXHIBIT C

Attached to and made a part of that certain Contribution and Sale Agreement dated as of July 12, 2017, by and between LUBBOCK ENERGY PARTNERS LLC, as LEP, and ENERGY HUNTER RESOURCES, INC., as EHR.

3.
To the extent required by, and subject to the limitations set forth in, the Contribution and Sale Agreement or applicable Law and without limiting Assignee’s rights to defense and indemnity and to be held harmless under the terms of the Contribution and Sale Agreement, Assignee expressly assumes Assignor’s obligations as to the Assets, including but not limited to the obligation to plug and abandon any Well, wells, or facilities on the Leases in accordance with applicable regulations of Governmental Authorities, at Assignee’s sole cost, risk, and expense.  This Assignment is subordinate to and is expressly subject to all terms and conditions of the Leases and Contracts, as each may be modified from time to time.

4.
THIS ASSIGNMENT IS MADE WITH FULL SUBSTITUTION AND SUBROGATION OF ASSIGNEE AS TO ALL CLAIMS ASSIGNOR HAS OR MAY HAVE AGAINST ALL PRECEDING OWNERS OF THE ASSETS, VENDORS, OR OTHERS.  WITHOUT LIMITING THE FOREGOING, THIS ASSIGNMENT IS MADE WITHOUT ANY WARRANTY OR REPRESENTATION OF TITLE, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND WITHOUT ANY RECOURSE AGAINST ASSIGNOR IN THE EVENT OF ANY FAILURE OF TITLE, EXCEPT THAT ASSIGNOR WARRANTS TITLE TO SUCH LEASE ON EXHIBIT A OF NOT LESS THAN THE NET MINERAL ACRES REPRESENTED BY SUCH LEASE AS SET FORTH ON EXHIBIT A UNTO ASSIGNEE AND ASSIGNEE’S SUCCESSORS AND ASSIGNS, AGAINST ALL CLAIMS BY, THROUGH, OR UNDER ASSIGNOR, BUT NOT OTHERWISE, SUBJECT TO THE PERMITTED ENCUMBRANCES AND THE TERMS AND PROVISIONS OF THE CONTRIBUTION AND SALE AGREEMENT.  THIS ASSIGNMENT IS MADE WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT ASSIGNEE SHALL BE DEEMED TO BE OBTAINING ALL EQUIPMENT AND OTHER TANGIBLE PROPERTY TRANSFERRED HEREUNDER IN ITS PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS, AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.  ASSIGNEE AND ASSIGNOR AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS ASSIGNMENT ARE “CONSPICUOUS” DISCLAIMERS.

5.
All ad valorem taxes, real property taxes, personal property taxes and all severance taxes or other taxes measured by Hydrocarbon production from or attributable to the Assets are Assignor’s obligations for periods before the Effective Time and Assignee’s obligation for periods from and after the Effective Time.

Exhibit C-4

EXHIBIT C

Attached to and made a part of that certain Contribution and Sale Agreement dated as of July 12, 2017, by and between LUBBOCK ENERGY PARTNERS LLC, as LEP, and ENERGY HUNTER RESOURCES, INC., as EHR.

6.
Subject to the terms of the Contribution and Sale Agreement, from and after the Effective Date, Assignee assumes full responsibility and liability for all duties, obligations, and liabilities, and, as applicable, the covenants, terms, and provisions, express or implied, with respect to the following, whether arising before, on, or after the Effective Time (the “Assumed Obligations”):

(i)
the Assets, including without limitation, the Leases, Wells, Contracts, equipment and facilities, Well Imbalances and Marketing Imbalances (as defined in the Contributions and Sale Agreement), all Environmental Defects (as defined in the Contribution and Sale Agreement) applicable to the Assets,

(ii)
all plugging, re-plugging and abandoning all wells on the Assets (except wells previously permanently plugged and abandoned by Assignor); the removing and disposing of all structures and equipment comprising part of the Assets; the necessary and proper capping and burying of all associated flow lines comprising part of the Assets; and the restoring the surface of the leasehold premises of the Assets to the condition they were in before commencement of oil and gas operations, as may be required by applicable laws, regulation or contract; and

(iii)
Any other duty, obligation, event, condition, claim, or liability assumed by Assignee under the terms of this Assignment or the Contribution and Sale Agreement arising from the ownership, use, or operation of the Assets (including any consent requirements).

7.
SUBJECT TO THE TERMS OF THE CONTRIBUTION AND SALE AGREEMENT, EFFECTIVE AS OF THE EFFECTIVE TIME, ASSIGNEE ASSUMES ALL RISK AND LIABILITY OF WHATSOEVER NATURE CONNECTED TO THE ASSETS, AND DOES RELEASE AND DISCHARGE AND MUST INDEMNIFY, HOLD HARMLESS, AND DEFEND ASSIGNOR AND EACH OF ASSIGNOR’S AFFILIATES (COLLECTIVELY, THE “ASSIGNOR PARTIES”), AGAINST ALL CLAIMS (INCLUDING EXPENSES ASSOCIATED WITH INVESTIGATION OF CLAIMS, TESTING AND ASSESSMENT), WHETHER BASED ON ANY THEORY OF LIABILITY, INCLUDING TORT, BREACH OF CONTRACT (EXPRESS OR IMPLIED), BREACH OF WARRANTY (EXPRESS OR IMPLIED), STRICT LIABILITY, REGULATORY LIABILITY, STATUTORY LIABILITY, BREACH OF CONTRACT, BREACH OF WARRANTY, REGARDLESS OF THE SOLE, JOINT, OR CONCURRENT NEGLIGENCE, OR OTHER FAULT OR RESPONSIBILITY OF ASSIGNOR PARTIES (OR ANY OTHER PARTIES), AND RELATING TO ALL PERIODS PRIOR TO, ON, OR AFTER THE EFFECTIVE DATE, IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY OF THE FOLLOWING:

(A) THE ASSETS;

Exhibit C-5

EXHIBIT C

Attached to and made a part of that certain Contribution and Sale Agreement dated as of July 12, 2017, by and between LUBBOCK ENERGY PARTNERS LLC, as LEP, and ENERGY HUNTER RESOURCES, INC., as EHR.

(B)    ASSIGNEE OR ITS AFFILIATES’ OR ASSIGNOR OR ITS AFFIIATES’ OWNERSHIP, OPERATIONS, OR ACTIVITIES RELATED TO THE ASSETS, THE ASSET DOCUMENTS, THE OPERATIONS CONTRACTS AND OTHER AGREEMENTS PERTAINING THERETO; AND

(C)   ANY OF THE OBLIGATIONS, RESPONSIBILITIES, OR LIABILITIES ASSUMED BY ASSIGNEE UNDER THIS ASSIGNMENT, THE ASSET DOCUMENTS, AND THE CONTRACTS, INCLUDING DECOMMISSIONING OBLIGATIONS, PLUGGING AND ABANDONMENT OBLIGATIONS, ENVIRONMENTAL OBLIGATIONS, AND ALL RISKS, OBLIGATIONS, AND LIABILITIES AGREED TO, ACKNOWLEDGED BY, OR ASSUMED BY ASSIGNEE UNDER SECTION THIS ASSIGNMENT.

(D)    CLAIMS FOR TAXES WHICH ARE THE OBLIGATION OF THE ASSIGNEE HEREUNDER, INCLUDING ANY COURT COSTS AND ATTORNEYS’, EXPERT WITNESS AND OTHER ADVISORS’ FEES.

(F)    ALL ENVIRONMENTAL OBLIGATIONS OF ASSIGNOR PARTIES WITH RESPECT TO THE ASSETS AND ALL ENVIRONMENTAL OBLIGATIONS INCLUDING CLAIMS UNDER ANY ENVIRONMENTAL LAW WITH RESPECT TO THE ASSETS, INCLUDING ANY ENVIRONMENTAL OBLIGATIONS EXISTING, OR RELATING TO PERIODS, PRIOR TO OR, AS OF, OR AFTER THE EFFECTIVE TIME.

(G)    ANY BREACH BY ASSIGNEE OF ANY COVENANT OR OBLIGATION OF ASSIGNEE IN THIS ASSIGNMENT.

8.	The Exhibits and Schedules to this Assignment are hereby incorporated by reference and constitute a part of this Assignment.

9.
The Parties shall execute, acknowledge, and deliver any other documents and shall take such other actions as may be necessary to carry out their obligations under this Assignment and the Contribution and Sale Agreement.

10.
If a court of competent jurisdiction determines that any clause or provision of this Assignment is void, illegal or unenforceable, such clause or provision shall be ineffective to the extent it is void, illegal or unenforceable without rendering void, illegal or unenforceable the remaining clauses and provisions of this Assignment or affecting the validity or enforceability of any of the terms or provisions of this Assignment in any other jurisdiction.  If any provision of this Assignment is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Exhibit C-6

EXHIBIT C

Attached to and made a part of that certain Contribution and Sale Agreement dated as of July 12, 2017, by and between LUBBOCK ENERGY PARTNERS LLC, as LEP, and ENERGY HUNTER RESOURCES, INC., as EHR.

11.
This Assignment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.  No Party shall be bound until such time as all of the Parties have executed counterparts of this Agreement.

[Signature and Acknowledgment Pages Follow]

Exhibit C-7

EXHIBIT C

Attached to and made a part of that certain Contribution and Sale Agreement dated as of July 12, 2017, by and between LUBBOCK ENERGY PARTNERS LLC, as LEP, and ENERGY HUNTER RESOURCES, INC., as EHR.

IN WITNESS WHEREOF, the Parties have executed this Assignment on the dates set forth in their respective acknowledgments hereto, but this Assignment shall be effective for all purposes as of the Effective Time.

ASSIGNOR:

LUBBOCK ENERGY PARTNERS LLC

By:
Name:
Title:

ASSIGNEE:

ENERGY HUNTER RESOURCES, INC.

By:
Name:
Title:

Exhibit C-8

EXHIBIT C

Attached to and made a part of that certain Contribution and Sale Agreement dated as of July 12, 2017, by and between LUBBOCK ENERGY PARTNERS LLC, as LEP, and ENERGY HUNTER RESOURCES, INC., as EHR.

ACKNOWLEDGMENTS

THE STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me this [______] day of [______], 2017, by _______________________, known to me to be _____________________ for ______________________, a ___________________________ who affirmed that the foregoing instrument was signed on behalf of such ______________________ and that the execution of this instrument was the free act and deed of such ______________________.

Notary Public in and for the State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me this [______] day of [______], 2017, by _______________________, known to me to be _____________________ for ______________________, a ___________________________ who affirmed that the foregoing instrument was signed on behalf of such ______________________ and that the execution of this instrument was the free act and deed of such ______________________.

Notary Public in and for the State of Texas

Exhibit C-9

EXHIBIT D

Attached to and made a part of that certain Contribution and Sale Agreement dated as of July 12, 2017, by and between Lubbock Energy Partners LLC, as LEP, and Energy Hunter Resources, Inc., as EHR.

FORM OF NON-FOREIGN AFFIDAVIT

EXEMPTION FROM WITHHOLDING OF TAX FOR

DISPOSITIONS OF U.S. REAL PROPERTY INTERESTS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property Interest must withhold tax if the transferor is a foreign person.  To inform Energy Hunter Resources, Inc. that withholding of tax is not required upon the disposition of a real property interest by Lubbock Energy Partners, LLC, the undersigned hereby certifies the following:

1.          Lubbock Energy Partners, LLC is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate for purposes of U.S. income taxation.

2.          Lubbock Energy Partners, LLC is not a disregarded entity as defined in Sec. 1.1445-2(b(2)(iii).

3.          Lubbock Energy Partners, LLC’s taxpayer identification number is _________.

4.          The Lubbock Energy Partners, LLC office address is 1616 S. Voss Road, Suite 530, Houston, Texas 77057.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by Lubbock Energy Partners, LLC, and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document.

LUBBOCK ENERGY PARTNERS, LLC, a Texas
limited liability company

By:
Name:
Title:
Date:	, 2017

Exhibit D-1

EXHIBIT E

Attached to and made a part of that certain Contribution and Sale Agreement dated as of July 12, 2017, by and between Lubbock Energy Partners LLC, as LEP, and Energy Hunter Resources, Inc., as EHR.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July [  ], 2017, by and among:

(a)       ENERGY HUNTER RESOURCES, INC., a Delaware corporation (the “Company”), and

(b)       each of the Holders (as defined herein) named on the signature page hereto, or from time to time parties hereto.

This Agreement is being entered into pursuant to the Contribution and Sale Agreement, dated as of July 12, 2017 (the “Contribution Agreement”), between the Company and Lubbock Energy Partners, LLC (“LEP”).

Now, Therefore, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Holders agree as follows:

1.        Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Contribution Agreement shall have the meanings given such terms in the Contribution Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(f).

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

“Allowed Delay” shall have the meaning set forth in Section 6(d).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in the Contribution Agreement.

“Closing Date” has the meaning set forth in the Contribution Agreement.

“Commission” means the United States Securities and Exchange Commission or any successor governmental agency.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock may hereinafter be reclassified.

“Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.

Exhibit E-1

“Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Event” shall have the meaning set forth in Section 2(c).

“Event Date” shall have the meaning set forth in Section 2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” means, (i) with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), upon the demand of the Holders holding more than 50% of the Registrable Securities in the aggregate provided such date of filing of the Initial Registration Statement occurs no earlier than the date that is ninety (90) calendar days following the Closing Date; (ii) with respect to any New Registration Statement required to be filed pursuant to Section 2(a), the date that is forty-five (45) calendar days following the date of the Company’s receipt of written instruction from the Commission that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement (the “Extension Period”), and (iii) with respect to any Remainder Registration Statement (as defined in Section 2(a)), the earliest practicable date on which the Company is permitted by the SEC Guidance to file such Remainder Registration Statement; provided, however, in each case, that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next Business Day on which the Commission is open for business.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” or “Holders” means LEP and/or any of its members or Affiliates, as the case may be, that may from time to time be the holder or holders of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” shall have the meaning set forth in Section 2(a).

“Losses” shall have the meaning set forth in Section 5(a).

“Majority Holders” shall mean, at any time, the Holder or Holders of more than fifty percent (50%) of the Registrable Securities at such time.

“Maximum Number of Shares” shall have the meaning set forth in Section 3(p).

“New Registration Statement” shall have the meaning set forth in Section 2(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, whether acting in an individual, fiduciary or other capacity.

Exhibit E-2

“Principal Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading on the filing date of a Registration Statement.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Register,” “registered” and “registration” means the registration of securities for offer, sale or resale made by preparing and filing with the Commission a Registration Statement or similar document in compliance with the Securities Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement or document by the Commission.

“Registrable Securities” means all of (i) the Shares and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Shares, provided, that the Holder has completed and delivered to the Company a Selling Stockholder Questionnaire; and provided, further, that Shares shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) upon the earliest to occur of the following: (A) the sale of such securities pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold shall cease to be a Registrable Security), as a result of which the legend on any certificate or book-entry notation representing such Registrable Security restricting transfer of such Registrable Security is removed; or (B) such security is eligible for resale by the Holder, without any restriction (whether due to the Affiliate status of such Holder or otherwise), pursuant to Rule 144.

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including, without limitation, the Initial Registration Statement, the New Registration Statement and any Remainder Registration Statements), including (in each case) the Prospectus, amendments and supplements to such registration statements or Prospectus, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statements.

Exhibit E-3

“Remainder Registration Statements” shall have the meaning set forth in Section 2(a).

“Requesting Holder” shall have the meaning set forth in Section 3(n).

“Requesting Holder Securities” shall have the meaning set forth in Section 3(p).

“Required Holder” means, as of any date, the Holder of at least two-thirds of the Registrable Securities outstanding on such date.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.  References to any rule under the Securities Act shall be deemed to refer to any similar or successor rule or regulation.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

“Shares” means, collectively, the shares of Common Stock issued to LEP or the Holders pursuant to the Contribution Agreement.

“Shelf Piggybacking Holder” shall have the meaning set forth in Section 3(o).

“Shelf Underwritten Offering” shall mean an Underwritten Offering made pursuant to a Shelf Underwritten Offering Request.

“Shelf Underwritten Offering Request” shall have the meaning set forth in Section 3(n).

“Special Registration Statement” shall mean a registration statement relating to any employee benefit plan filed on Form S-8 or similar form or, with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act, a registration statement on Form S-4 or similar form, or any registration statement relating to the registration of securities issued in future financings.

Exhibit E-4

“Target Effective Date” means the date 180 calendar days following the Closing Date.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (unless the Principal Trading Market is the OTC Bulletin Board or the “pink sheets”), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board or the OTC QB, OTC QX or “pink sheets” tier of the OTC Markets Group, Inc.), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market (other than the OTC QB, OTC QX or “pink sheets” tier of the OTC Markets Group, Inc.), a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC QB, OTC QX or “pink sheets” tier of the OTC Markets Group, Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE-MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the OTC Bulletin Board, the OTC QB, OTC QX or “pink sheets” tier of OTC Markets Group, Inc. (or any similar organization or agency succeeding to its function of reporting prices) on which the Common Stock is listed or quoted for trading on the date in question.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which shares of Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public.

“Underwritten Offering Filing” means a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to the Shelf Registration Statement relating to a Shelf Underwritten Offering.

Exhibit E-5

2.        Shelf Registration.

(a)        The Company shall prepare and file on or prior to the Filing Deadline with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Required Holder may reasonably specify (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-1 and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” section substantially in the form attached hereto as Annex A. No Holder shall be referred to as an “underwriter” in such Plan of Distribution without such Holder’s express written consent.  Notwithstanding the registration obligations set forth in this subsection (a) and subsections (b) and (c) of this Section 2, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees promptly (i) to inform each of the Holder thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (ii) to withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-1 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced by Registrable Securities represented by Shares (applied, in the case that some Shares may be registered, to the Holder on a pro rata basis based on the total number of unregistered Shares held by such Holder, subject to a determination by the Commission that certain Holder must be reduced first based on the number of Shares held by such Holder). In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission or the SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

(b)        Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission as soon as practicable following the filing thereof and in any event no later than the Target Effective Date.  With respect to the Initial Registration Statement or the New Registration Statement, as applicable, and shall use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act, and to be supplemended and amended to the extent necessary to ensure the Registration Statement is available) until such time as all of the Registrable Securities covered by such Registration Statement no longer constitute Registrable Securities (the “Effectiveness Period”).  When effective, each Registration Statement (including and as amended and modified by any amendments or supplements thereto and prospectuses contained therein, and any documents incorporated therein by reference) shall comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.  Each Registration Statement shall also cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416 under the Securities Act), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.  The Company shall promptly notify the Holder via facsimile or e-mail of the effectiveness of a Registration Statement.  The Company shall file a Prospectus with the Commission pursuant to Rule 424.  Failure to so notify the Holder on or before the second Trading Day after such notification or effectiveness or failure to file a final Prospectus as aforesaid shall be deemed an Event under Section 2(c) unless notice of effectiveness and/or the final Prospectus is available to the Holders on EDGAR on or before the second Trading Day after such notification or effectiveness, in which case the Holders shall be deemed to have received notice of effectiveness.

Exhibit E-6

(c)        Each Holder as of the date of this Agreement agrees to furnish to the Company a completed Selling Stockholder Questionnaire not more than ten (10) Trading Days following the date of this Agreement. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in a Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire after the deadline specified in the first sentence of this Section 2(e), the Company shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire. Each Holder acknowledges and agrees that (i) the information in the Selling Stockholder Questionnaire will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement, and (ii) if the Holder does not complete the Selling Stockholder Questionnaire, or does not complete the Selling Stockholder Questionnaire by the time specified in the first sentence of this Section 2(e) and the Company does not name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto or include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire after the use of its commercially reasonable efforts to do so, then the Holder shall not be entitled to be named in a Registration Statement or to receive liquidated damages to the extent resulting from the failure of the Company to name such Holder in a Registration Statement.

3.        Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)        Not less than five (5) Trading Days prior to the filing of a Registration Statement and not less than two (2) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports), the Company shall furnish to each Holder whose Registrable Securities are included in such Registration Statement or counsel designated by such Holder copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holder or such counsel (it being acknowledged and agreed that if a Holder does not object to or comment on the aforementioned documents within such five (5) Trading Days or two (2) Trading Day period, as the case may be, then the Holder shall be deemed to have consented to and approved the use of such documents). The Company shall not file any Registration Statement or amendment or supplement thereto in a form to which the Holder of at least a majority of the Registrable Securities included in such Registration Statement reasonably object in good faith, provided that, the Company is notified of such objection in writing within the five (5) Trading Days or two (2) Trading Day period described above, as applicable.

Exhibit E-7

(b)        (i) Prepare and file with the Commission such amendments (including post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable, provide the Holder true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holder as “Selling Stockholder” but not any comments that would result in the disclosure to the Holder of material and non-public information concerning the Company; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable Effectiveness Period (subject to the terms of this Agreement) with the intended methods of disposition by the Holder thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;  provided, however, that each Holder shall be responsible for the delivery of the Prospectus to the Persons to whom such Holder sells any of the Shares only in the event that the Company advises the Holder that the Company no longer meets the conditions for the use of Rule 172 and that, as a result, the Holder must physically deliver a prospectus to any purchaser of Registrable Securities and provides the Holder with a copy of such prospectus, and purchaser agrees to dispose of Registrable Securities in compliance with the plan of distribution described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission as soon as reasonably practicable after the Exchange Act report which created the requirement for the Company to amend or supplement such Registration Statement was filed or, if later, when required pursuant to applicable federal securities laws.

Exhibit E-8

(c)        Notify the Holders (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing, in the case of (iii) and (iv) below, not more than one (1) Trading Day after such issuance or receipt, in the case of (v) below, not less than one (1) Trading Day after a determination by the Company that the financial statements in any Registration Statement have become ineligible for inclusion therein and, in the case of (vi) below, not more than three (3) Trading Days after the occurrence or existence of such development) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on any Registration Statement; and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holder as “Selling Stockholder” or the “Plan of Distribution”; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading; and (vi) the occurrence or existence of any pending development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided  that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law.

(d)        Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e)        If requested by a Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement including such Holder’s Registrable Securities and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

Exhibit E-9

(f)        Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify, unless an exemption from registration and qualification applies, the Registrable Securities for offer and sale or resale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject the Company to general service of process in any jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(g)        If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Contribution Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as such Holder may reasonably request. In connection therewith, if required by the Company’s transfer agent, the Company shall promptly after the effectiveness of the Registration Statement cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement.

(h)       Following the occurrence of any event contemplated by Section 3(c)(iii) through (vi), as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading, provided, that the Company shall not be required to take any of the actions described in this Section 3(h) during an Allowed Delay.

(i)         (i) In the time and manner required by the Principal Trading Market, prepare and file with such Trading Market any additional shares listing application that may be required by such Trading Market covering all of the Registrable Securities, (ii) use commercially reasonable efforts to take all steps necessary to cause such Registrable Securities to be approved for listing on the Principal Market as soon as possible thereafter, (iii) if requested by any Holder, provide such Holder evidence of such listing, and (iv) so long as any other shares of Common Stock shall be so listed, during the Effectiveness Period, use commercially reasonable efforts to maintain the listing of such Registrable Securities on the Principal Market.

Exhibit E-10

(j)        In order to enable the Holder to sell Shares under Rule 144, for a period of two years from the Closing (or until such earlier date on which the Holder no longer own Shares), the Company covenants to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. During such two-year period, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holder and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act.  The Company further covenants that it will use commercially reasonable efforts to take such further action as any Holder may reasonably request, to the extent required to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act if, and for such period of time during the Effectiveness Period when, a Registration Statement covering such Holder’s Registrable Securities is not effective, including compliance with the provisions of the Contribution Agreement and/or, if applicable, with the provisions of the Contribution Agreement) relating to the transfer of the Shares.

(k)       The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such Holder and any Affiliate thereof, (ii) any FINRA affiliations, (iii) any natural persons who have the power to vote or dispose of the Common Stock and (iv) any other information as may be requested by the Commission, FINRA or any state securities commission. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of Registrable Securities because any Holder fails to furnish such information within three (3) Trading Days of the Company’s request, any liquidated damages that are accruing at such time shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended until such information is delivered to the Company.

(l)        The Company shall promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request, provided that the Company shall have no such obligation to deliver the Prospectus or Prospectuses that are available on the Commission’s EDGAR system.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

Exhibit E-11

(m)       The Company shall comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holder in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holder are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(n)       In the event that any Holder or group of Holders elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and intends to sell either (i) more than one percent (1%) of the outstanding shares of Common Stock in such Underwritten Offering or (ii) Common Stock with gross proceeds reasonably expected of more than $10 million, the Company shall, at the request (a “Shelf Underwritten Offering Request”) of such Holder or Holders (in such capacity, a “Requesting Holder”), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the underwriter or underwriters selected by the Holders and shall take all such other reasonable actions as are requested by the managing underwriter of such Underwritten Offering and/or the Requesting Holders in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in more than a total of two Shelf Underwritten Offerings or more than one Shelf Underwritten Offering during any twelve-month period.

(o)        If the Company receives a Shelf Underwritten Offering Request, it will give written notice of such proposed Shelf Underwritten Offering to each Holder (other than the Requesting Holder), which notice shall include the anticipated filing date of the related Underwritten Offering Filing and, if known, the number of shares of Common Stock that are proposed to be included in such Shelf Underwritten Offering, and of such Holders’ rights under this Section 3(o).  Such notice shall be given promptly (and in any event at least five Business Days before the filing of the Underwritten Offering Filing or two Business Days before the filing of the Underwritten Offering Filing in connection with a bought or overnight Underwritten Offering); provided, that if the Shelf Underwritten Offering is a bought or overnight Underwritten Offering and the managing underwriter advises the Company and the Requesting Holder that the giving of notice pursuant to this Section 3(o) would adversely affect the offering, no such notice shall be required (and such Holders shall have no right to include Registrable Securities in such bought or overnight Underwritten Offering); and provided further, that the Company shall not so notify any such other Holder that has notified the Company (and not revoked such notice) requesting that such Holder not receive notice from the Company of any proposed Shelf Underwritten Offering.  Each such Holder shall then have four Business Days (or one Business Day in the case of a bought or overnight Underwritten Offering) after the date on which the Holders received notice pursuant to this Section 3(o) to request inclusion of Registrable Securities in the Shelf Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and such other information as is reasonably required to effect the inclusion of such Registrable Securities) (any such Holder making such request, a “Shelf Piggybacking Holder”).  If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Shelf Underwritten Offering.

Exhibit E-12

(p)        If the Managing Underwriter of the Shelf Underwritten Offering shall inform the Company and the Requesting Holders in writing, with a copy to be provided upon request to any Shelf Piggybacking Holder, of its belief that the number of Registrable Securities requested to be included in such Shelf Underwritten Offering by the Shelf Piggybacking Holders, when added to the number of Registrable Securities proposed to be offered by the Requesting Holders, would materially adversely affect such offering, then the Company shall include in the applicable Underwritten Offering Filing, to the extent of the total number of Registrable Securities that the Company is so advised can be sold in (or during the time of) such Shelf Underwritten Offering without so materially adversely affecting such offering (the “Maximum Number of Shares”), Registrable Securities in the following priority:

(i)        First, all Registrable Securities that the Requesting Holder requested to be included therein (the “Requesting Holder Securities”) (pro rata among the Requesting Holders based on the number each requested to be included if there is more than one Requesting Holder and the number of Requesting Holder Securities exceeds the Maximum Number of Shares); and

(ii)       Second, to the extent that the number of Requesting Holder Securities is less than the Maximum Number of Shares, the Registrable Securities requested to be included by the Shelf Piggybacking Holders, pro rata among the Shelf Piggybacking Holders based on the number of Registrable Securities each requested to be included.

(q)        The Requesting Holder(s) shall select the underwriter(s) in any Shelf Underwritten Offering; provided, such underwriter(s) selected shall be reasonably acceptable to the Company.  The Requesting Holders shall determine the pricing of the Registrable Securities offered pursuant to any Shelf Underwritten Offering and the applicable underwriting discounts and commissions and determine the timing of any such Shelf Underwritten Offering, subject to Section 6(d).

(r)        In connection with any Underwritten Offering contemplated by Section 3, the underwriting agreement into which each selling Holder and the Company shall enter into shall contain such representations, covenants, indemnities (subject to Section 5) and other rights and obligations as are customary in Underwritten Offerings of securities by the Company.  No selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

Exhibit E-13

4.        Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions, and all legal fees and expenses of legal counsel for any Holder, subject to Section 5) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (B) with respect to compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (C) with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110 (or any successor rule), so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Principal Trading Market as required hereunder. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Holder or, subject to Section 5, any legal fees or other costs of the Holders.

Exhibit E-14

5.        Indemnification.

(a)        Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, partners, members, managers, stockholder and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholder, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, to the extent arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus, or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement or any violation of this Agreement; except in each of (i) and (ii) to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose), (B) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 6(g) below, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected or (C) any such Losses arise out of the Holder’s (or any other Indemnified Party’s (as defined in Section 5(c))) failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented) to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement. The Company shall notify the Holder promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5(c)) and shall survive the transfer of the Registrable Securities by the Holder in accordance herewith.

(b)        Indemnification by Holder. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent that, such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, (ii) to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), to the extent related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(g). In no event shall the liability of any selling Holder under this Section 5(b) be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Exhibit E-15

(c)        Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Section 5, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Exhibit E-16

Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 5, except to the extent that the Indemnifying Party is prejudiced in its ability to defend such action.

(d)        Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), (A) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) no contribution will be made under circumstances where the maker of such contribution would not have been required to indemnify the Indemnified Party under the fault standards set forth in this Section 5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.        Miscellaneous.

(a)        Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

Exhibit E-17

(b)        Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, except for, and as provided in the Contribution Agreement.

(c)        Compliance. Each Holder covenants and agrees that, subject to compliance by the Company with the requirements of this Agreement, including, without limitation, the provisions of Section 3(l) and Section 3(m) hereof, it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(d)        Allowed Delay.  For not more than forty-five (45) consecutive days or for a total of not more than ninety (90) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Agreement in the event that the Company determines in good faith that such suspension is necessary to (i) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (ii) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an "Allowed Delay"); provided, that the Company shall promptly (A) notify each Holder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of a Holder) disclose to such Holder any material non-public information giving rise to an Allowed Delay, (B) advise the Holder in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (C) use commercially reasonable efforts to terminate an Allowed Delay described in clause 6(d)(ii) above as promptly as practicable.  Upon a receipt of the notice described in clause 6(d)(A) above, each Holder shall refrain from selling or otherwise transferring or disposing of any Registrable Securities then held by such Holder until such Holder receives notice from the Company that the Allowed Delay is no longer in effect.  The Company may impose stop-transfer instructions to enforce any required agreement of the Holder under this Section 6(d).

Exhibit E-18

(e)        Piggyback Registrations. If, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for the account of others under the Securities Act of any of its equity securities, other than on a Special Registration Statement, then the Company shall deliver to each Holder a written notice of such determination and, if within seven days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are (i) eligible for resale by such Holder pursuant to Rule 144 without volume or manner-of-sale restrictions or (ii) the subject of a then-effective Registration Statement.  Notwithstanding the foregoing obligations, if the total number of securities, including Registrable Securities, requested by Holder to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holder.

(f)        Discontinued Disposition. Each Holder hereby expressly makes the acknowledgements and agreements set forth in Section 4.1(e) of the Contribution Agreement with respect to any Registrable Securities.  Without limiting the generality of the foregoing, each Holder further agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii)-(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 6(f). The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(c) as qualified by Section 3(a).

(g)       Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or waived unless the same shall be in writing and signed by the Company and Holder holding at least a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holder and that does not directly or indirectly affect the rights of other Holder may be given by Holder of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(h)       Term. The registration rights provided to the Holder of Registrable Securities hereunder, and the Company’s obligation to keep the Registration Statements effective, shall terminate at the end of the Effectiveness Period. Notwithstanding the foregoing, Section 2(c), Section 4, Section 5, Section 6(j), Section 6(l), Section 6(m), Section 6(n), Section 6(o), Section 6(p) and Section 6(q) shall survive the termination of this Agreement.

Exhibit E-19

(i)        Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Contribution Agreement.

(j)        Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights or obligations hereunder without the prior written consent of all the Holder of the then outstanding Registrable Securities (other than by merger or consolidation or to an entity which acquires the Company including by way of acquiring all or substantially all of the Company’s assets). The rights of the Holder hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be assigned by each Holder to transferees or assignees of all or any portion of the Registrable Securities (but only with all related obligations) that after such assignment holds at least 20,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), but only if (i) the Holder agrees in writing with the transferee or assignee to assign such rights and related obligations under this Agreement, and for the transferee or assignee to assume such obligations, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein that apply to the “Holder” and (iv) the transferee is an “accredited investor,” as that term is defined in Rule 501 of Regulation D.

(k)       Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

Exhibit E-20

(l)        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(m)      Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(n)       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(o)        Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(p)        Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(q)        Waiver of Conflicts. Each Holder acknowledges that: (i) it has read this Agreement; (ii) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (iii) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement.

(r)        Other Registration Rights.  From and after the date hereof, the Company shall not, without the prior written consent of the Majority Holders, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company for such Holders on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders hereunder; provided, that in no event shall the Company enter into any agreement that would permit another holder of securities of the Company to participate on a pari passu basis (in terms of priority of cut-back based on advice of underwriters) with a Requesting Holder in a Shelf Underwritten Offering

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Exhibit E-21

In Witness Whereof, the parties have executed this Registration Rights Agreement as of the date first written above.

ENERGY HUNTER RESOURCES, INC.

By:
Name: Gary C. Evans
Title: Chief Executive Officer

LUBBOCK ENERGY PARTNERS, LLC

By:
Name:
Title:

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Exhibit E-22

Annex A

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholder to permit the resale of these shares of common stock by the Holder of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits buyers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

ANNEX A-1

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from buyers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110.

In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the selling stockholder may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholder have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

ANNEX A-2

The selling stockholder and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholder who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

ANNEX A-3

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws;  provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We will indemnify the selling stockholder against certain liabilities, including some liabilities under the Securities Act, in accordance with a registration rights agreement, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

ANNEX A-4

Annex B

[ENERGY HUNTER RESOURCES, INC.]

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of shares of the common stock, par value $0.0001 per share, of Energy Hunter Resources, Inc., a Delaware corporation (the “Company”), issued pursuant to that certain Contribution Agreement between the Company and Lubbock Energy Partners LLC, dated as of July 12, 2017 (the “Contribution Agreement”) (such shares issued pursuant to the Contribution Agreement, the “Registrable Securities”), understands that the Company intends to file with the Securities and Exchange Commission a registration statement on Form S-1 (the “Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms Registration Rights Agreement (the “Registration Rights Agreement”) entered into by and among the Company and the other parties to the Contribution Agreement on even date therewith. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), may be required to deliver the Prospectus to purchasers of Registrable Securities (to the extent Rule 172 under the Securities Act is not applicable thereto) and be bound by the provisions of the Contribution Agreement (including certain indemnification provisions, as described below) or the provisions of the Contribution Agreement, as applicable. Holders must also complete and deliver this Notice and Questionnaire in order to be named as selling stockholder in the Prospectus.  Holders of Registrable Securities who do not complete, execute and return this Notice and Questionnaire within ten (10) Trading Days following the date of the Registration Rights Agreement (1) will not be named as selling stockholder in the Registration Statement or the Prospectus and (2) may not use the Prospectus for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the Prospectus. Holder of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Registration Statement and the Prospectus.
NOTICE

The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Item 3, unless otherwise specified in Item 3, pursuant to the Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Agreement.

ANNEX B-1

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:
E-mail address of Contact Person:

ANNEX B-2

3.	Beneficial Ownership of Registrable Securities Issued Pursuant to the Contribution Agreement:

(a)	Type and Number of Registrable Securities beneficially owned and issued pursuant to the Contribution Agreement:

(b)	Number of shares of Registrable Securities listed in Item 3(a) that the Selling Stockholder requests be registered for resale pursuant to the Registration Statement:

4.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

	Yes	No

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

	Yes	No

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

	Yes	No

ANNEX B-3

Note:	If yes, provide a narrative explanation below:

(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

	Yes	No

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	Type and amount of other securities of the Company beneficially owned (if none, so state):

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holder (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

ANNEX B-4

State any exceptions here:

7.	Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A to the Registration Rights Agreement, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Registration Statement. All notices hereunder and the Registration Rights Agreement shall be made in writing and delivered as set forth in the Registration Rights Agreement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with the Registration Statement filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.

ANNEX B-5

The undersigned hereby acknowledges and is advised of the following Division of Corporation Financing Compliance and Disclosure Interpretation 239.10 regarding short selling:

“An issuer filed a Form S-1 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.  The acknowledgements by and agreements of the Selling Stockholder set forth in this Notice and Questionnaire shall be in addition to, and shall not limit the scope and applicability of, the representations, warranties and covenants made by such Selling Stockholder in the Registration Rights Agreement as well as in the Contribution Agreement.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct and complete.

In Witness Whereof the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Selling Stockholder:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Duane Morris LLP	Tel: (973) 424-2020
One Riverfront Plaza	Fax: (973) 556-1406
Newark, NJ 07102-5429	Email: dmcolucci@duanemorris.com
Attention: Dean M. Colucci

ANNEX B-6

SCHEDULE 1.7

Allocated Values

Refer to the Lease listing attached to the Contribution and Sale Agreement as Exhibit A, showing net mineral acres of each Lease – then multiply each Lease’s Net Mineral Acres by the Per Acre Allocated Value set forth in Section 1.7 of the Contribution and Sale Agreement to arrive at the Allocated Value of each Lease.

SCHEDULE 3.1(d)

Mechanic Liens

None.

SCHEDULE 3.1(e)

Permitted Exceptions to Title Defects

None.

SCHEDULE 4.6

Existing Contracts Listing

1.	All Leases and other instruments pertaining to LEP’s interests in the Assets as listed or referred to in Exhibit “A” and Exhibit “B” of this Agreement.

2.
Certificate of Effectiveness Supplemental Agreement, Dean “B” Unit, dated July 5, 1966, made by Pan American Petroleum Corporation and recorded in Volume 106, Page 103 of the official records of Cochran County, Texas.

3.	Unit Agreement, Dean “B” Unit, dated April 1, 1965, and recorded in Volume 105, Page 378 of the official records of Cochran County, Texas.

4.	Unit Agreement, Dean “B” Unit, dated April 1, 1967, and recorded in Volume 111, Page 597 of the official records of Cochran County, Texas.

5.	Certificate of Effectiveness and Extension of Unit Agreement, dated July 12, 1966, made by Sun Oil Company.

6.	Operating Agreement, dated November 1, 2009, made by The Redmon Oil Company, Inc., as operator.

7.	Unit Operating Agreement, Chief Unit, dated July 1, 1965, and recorded in Volume ___, Page ___ of the official records of Cochran County, Texas.

8.	Unit Agreement, Chief Unit, dated July 1, 1965, and recorded in Volume ___, Page ___ of the official records of Cochran County, Texas.

9.
Model Form Recording Supplement to Operating Agreement and Financing Statement, dated January 7, 2008, made by Reef Exploration, LP, as operator, and recorded in Volume 282, Page 751 of the official records of Cochran County, Texas.

10.
Model Form Recording Supplement to Operating Agreement and Financing Statement, dated May 1, 2008, made by Reef Exploration, LP, as operator, and recorded in Volume 286, Page 125 of the official records of Cochran County, Texas.

11.	Memorandum of Paid-Up Oil, Gas and Mineral Lease, dated January 28, 2014, made by Suzy Ferrell Stiles, and recorded in Volume 317, Page 362 of the official records of Cochran County, Texas.

12.	Lease Crude Oil Purchase Agreement, dated February 14, 2017, between Extex Operating Company and Phillips 66 Company.

13.	Amendment #1 Revised to the Lease Crude Oil Purchase Agreement, dated June 26, 2017, between Extex Operating Company and Phillips 66 Company.

14.	All documents referred to in the body of any of the above-referenced documents themselves.

SCHEDULE 4.12

Payout Balances/Amounts Held in Suspense

[$0] - This Schedule will be updated prior to Closing.

SCHEDULE 4.13

Taxes

None.

SCHEDULE 4.15

Imbalances

None.

SCHEDULE 4.16

Plugging and Abandonment Obligations

None.

SCHEDULE 4.17

Non-Consents

The following list reflects Wells in which non-operated working interest owners have gone “non-consent” under the applicable joint operating agreement (or other applicable instrument):

WELL NAME	WI	WI OWNER NAME
Cunningham #5H	0.002579	Endeavor Energy Resources
Cunningham #5H	0.000234	George G Vaught, Jr
Starnes Ranch 29 #1	0.057375	Joe E Curtis Prod Co Ltd
Starnes Ranch 34-2H	0.0570549	Joe E Curtis Prod Co Ltd
Starnes Ranch 34-4H	0.07835548	Joe E Curtis Prod Co Ltd
Starnes Ranch 34 3H	0.0570549	Joe E Curtis Prod Co Ltd
Starnes Ranch 35 #1	0.0567737	Joe E Curtis Prod Co Ltd
Cunningham #5H	0.052024	Joe E Curtis Prod Co Ltd
Cunningham, L.P.	0.052306	Joe E. Curtis Prod Co Ltd
Cunningham #5H	0.000234	Paul McCulliss

SCHEDULE 4.19

Hedges

None.

ANNEX B-16